As filed with the Securities and Exchange Commission on October 2, 2009
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GRAPHIC PACKAGING INTERNATIONAL, INC.
(as Issuer)
GRAPHIC PACKAGING HOLDING COMPANY
GRAPHIC PACKAGING CORPORATION

(as Parent Guarantors)
SEE TABLE OF ADDITIONAL REGISTRANTS
(Exact name of Registrant as Specified in Its Charter)

Delaware Delaware Delaware	2631 2631 2650	84-0772929 58-2205241 26-0405422
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

814 Livingston Court
Marietta, Georgia 30067
Telephone: (770) 644-3000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Stephen A. Hellrung
Senior Vice President, General Counsel and Secretary
Graphic Packaging International, Inc.
814 Livingston Court
Marietta, Georgia 30067
Telephone: (770) 644-3000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With copies to:

W. Scott Ortwein
Justin R. Howard
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309-3424
Telephone: (404) 881-7000
Facsimile: (404) 881-7777

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Offering	Aggregate	Registration
Securities to be Registered	to be Registered	Price per Note	Offering Price	Fee(1)
9.50% Senior Notes due 2017	$425,000,000	100%	$425,000,000	$23,715
Guarantees(2)	—	—	—	—

(1)	Calculated in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended.

(2)	No separate consideration will be received for the guarantees, and no separate fee is payable pursuant to Rule 457(n) of the Securities Act.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

The following domestic subsidiaries of Graphic Packaging International, Inc. are guarantors of the new notes and are co-registrants:

	State of	I.R.S. Employer
	Incorporation or	Identification
Exact Name of Registrant as Specified in its Charter	Organization	Number
Bluegrass Container Canada Holdings, LLC	Delaware	84-0772929*
Bluegrass Flexible Packaging Company, LLC	Delaware	20-5002689
Bluegrass Labels Company, LLC	Delaware	20-5002704
Bluegrass Multiwall Bag Company, LLC	Delaware	20-5002609
Field Container Queretaro (USA), L.L.C.	Delaware	36-4184350
Handschy Holdings, LLC	Delaware	36-4154057
Handschy Industries, LLC	Delaware	84-1715244
Riverdale Industries, LLC	Delaware	84-1715242

*	Entity does not have its own I.R.S. Employer Identification Number. The number listed is that of its ultimate non-disregarded owner.

c/o Graphic Packaging International, Inc.
814 Livingston Court
Marietta, Georgia 30067
Telephone: (770) 644-3000
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Each of the Co-Registrant’s Principal Executive Offices)

Stephen A. Hellrung
Senior Vice President, General Counsel and Secretary
Graphic Packaging International, Inc.
814 Livingston Court
Marietta, Georgia 30067
Telephone: (770) 644-3000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
of Agent for Service for Each Co-Registrant)

With copies to:

W. Scott Ortwein
Justin R. Howard
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309-3424
Telephone: (404) 881-7000
Facsimile: (404) 881-7777

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 2, 2009

PROSPECTUS

GRAPHIC PACKAGING INTERNATIONAL, INC.
(as Issuer)
GRAPHIC PACKAGING HOLDING COMPANY
GRAPHIC PACKAGING CORPORATION
(as Parent Guarantors)

Offer to Exchange

All Outstanding 9.50% Senior Notes due 2017
issued June 16, 2009 and August 20, 2009
($425,000,000 aggregate principal amount outstanding)
for newly-issued, registered
9.50% Senior Notes Due 2017

This exchange offer will expire at 5:00 p.m.,
New York City time, on          , 2009, unless extended.

•	We are offering to exchange $425,000,000 aggregate principal amount of our 9.50% senior notes due June 15, 2017, registered under the Securities Act of 1933, as amended, or the “Securities Act,” and referred to in this prospectus as the new notes, for all $245,000,000 aggregate principal amount of outstanding unregistered 9.50% senior notes due June 15, 2017 issued on June 16, 2009, which are referred to in this prospectus as the June notes, and all $180,000,000 aggregate principal amount of outstanding unregistered 9.50% senior notes due June 15, 2017 issued on August 20, 2009, which are referred to in this prospectus as the August notes. The June notes and the August notes are referred to collectively as the old notes.

•	Subject to the terms of this exchange offer, we will exchange the new notes for all old notes that are validly tendered and not withdrawn prior to the expiration of this exchange offer.

•	The terms of the new notes will be substantially identical to the terms of the old notes, except that the new notes will be registered under the Securities Act and will generally not be subject to transfer restrictions or registration rights. The old notes were issued in reliance upon an available exemption from the registration requirements of the Securities Act.

•	We will pay interest on the new notes on each June 15 and December 15, beginning December 15, 2009.

•	The new notes will be fully and unconditionally guaranteed on a senior unsecured basis by Graphic Packaging Holding Company, Graphic Packaging Corporation and certain of our material domestic subsidiaries who have guaranteed our obligations with respect to our senior credit facilities, the old notes and our existing 9.50% senior subordinated notes due 2013.

•	The exchange of old notes for new notes pursuant to this exchange offer generally should not be a taxable event for U.S. federal income tax purposes. See “Certain Material U.S. Federal Income Tax Consequences.”

•	We will not receive any proceeds from this exchange offer.

Investing in the new notes involves risks. You should consider carefully the risk factors beginning on page 8 of this prospectus before tendering your old notes in this exchange offer.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the new notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Each broker-dealer that receives new notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that we will make this prospectus available to any broker-dealer for use in connection with any such resale until the earlier of 180 days after the closing of this exchange offer or the date on which each such broker-dealer has resold all of the new notes acquired by it in this exchange offer. See “Plan of Distribution.”

The date of this prospectus is          , 2009

Page

Summary	1
Risk Factors	8
Use of Proceeds	17
Ratio of Earnings to Fixed Charges	17
The Exchange Offer	17
Description of Certain Other Indebtedness	25
Description of the New Notes	27
Certain Material U.S. Federal Income Tax Consequences	68
Plan of Distribution	69
Legal Matters	70
Experts	70
Where You Can Find More Information	70
Incorporation of Certain Documents by Reference	70
EX-3.2
EX-5.1
EX-12.1
EX-21.1
EX-23.1
EX-23.2
EX-25.1
EX-99.1
EX-99.2

You should rely only on the information in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to exchange and issue the new notes in any jurisdiction where the offer or exchange is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

This exchange offer is not being made to, and we will not accept surrenders for exchange from, holders of old notes in any jurisdiction in which this exchange offer or the acceptance of this exchange offer would violate the securities or blue sky laws of that jurisdiction.

This prospectus incorporates by reference business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge upon written or oral request directed to: Investor Relations Department, Graphic Packaging International, Inc., 814 Livingston Court, Marietta, GA 30067; telephone number: (770) 644-3000. To obtain timely delivery, you must request the information no later than          , 2009, which is five business days prior to the expiration of this exchange offer.

FORWARD-LOOKING STATEMENTS

The statements we have made in this prospectus or in documents incorporated by reference herein which are not historical facts are “forward-looking statements.” These forward-looking statements are made based upon management’s expectations and beliefs concerning future events impacting us and therefore involve a number of uncertainties and risks. Therefore, the actual results of our operations or our financial condition could differ materially from those expressed or implied in these forward-looking statements.

The discussion in our “Risk Factors” in this prospectus and our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended, which we refer to as our 2008 10-K, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 (including any amendments thereto), which we refer to individually as our March 10-Q and our June 10-Q and collectively as our 10-Qs, highlight some of the more important risks identified by our management, but should not be assumed to be the only factors that could affect future performance. Other factors that could cause the actual results of our operations or our financial condition to differ from those expressed or implied in these forward-looking statements

i

include, but are not necessarily limited to, our substantial amount of debt, inflation of and volatility in raw material and energy costs, continuing pressure for lower cost products, our ability to implement our business strategies, including productivity initiatives and cost reduction plans, currency movements and other risks of conducting business internationally, and the impact of regulatory and litigation matters, including the continued availability of alternative fuel tax credits and those that impact our ability to protect and use our intellectual property; and other factors described in our filings with the SEC.

Except to the extent required by the federal securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors should not be construed as exhaustive or as any admission regarding the adequacy of our disclosures. Certain risk factors are detailed from time to time in our various public filings. You are advised, however, to consult any further disclosures we make on related subjects in our filings with the SEC.

You can identify forward-looking statements by the fact that they do not relate strictly to historic or current facts. Forward-looking statements use terms such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “will,” “should,” “seeks,” “pro forma” or similar expressions in connection with any disclosure of future operating or financial performance. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results of operations, financial condition, levels of activity, performance or achievements to be materially different from any future results of operations, financial condition, levels of activity, performance or achievements expressed or implied by such forward-looking statements. You should not place undue reliance on these forward-looking statements.

PRESENTATION OF INFORMATION

In this prospectus, unless the context requires otherwise: (i) “Graphic Packaging International, Inc.,” the “Company,” “we,” “us,” “our” and “issuer” refer to Graphic Packaging International, Inc.; (ii) “GPHC” refers to Graphic Packaging Holding Company, our ultimate corporate parent; (iii) “GPC” refers to our parent company, Graphic Packaging Corporation; (iv) “parent guarantors” refers to GPHC and GPC; (v) “subsidiary guarantors” refers to certain of our domestic subsidiaries who are guaranteeing our obligations under the new notes and who have guaranteed obligations with respect to our senior credit facilities, the old notes and our existing 9.50% senior subordinated notes due 2013; (vi) “guarantors” refers collectively to the parent guarantors and subsidiary guarantors; (vii) “non-guarantor subsidiaries” refers to those of our subsidiaries that are not guaranteeing our obligations under the notes; (viii) “initial purchasers” refers to the initial purchasers of the June notes pursuant to a Purchase Agreement dated June 16, 2009 entered into with us, GPC, GPHC and the subsidiary guarantors, and the initial purchaser of the August notes pursuant to a Purchase Agreement dated August 20, 2009 entered into with us, GPC, GPHC and the subsidiary guarantors; (ix) “June notes” refers to the 9.50% senior notes due 2017 that we issued on June 16, 2009; (x) “August notes” refers to the 9.50% senior notes due 2017 that we issued on August 20, 2009; (xi) “old notes” refers collectively to the June notes and the August notes; (xii) “new notes” refers to the 9.50% senior notes due 2017 that we registered under the Securities Act and that we are offering in exchange for the old notes; (xiii) “notes” refers to the old notes and the new notes, collectively; (xiv) “Altivity” means Altivity Packaging, LLC and its subsidiaries on a consolidated basis; and (xv) “Altivity Transaction” refers to GPHC’s acquisition of Altivity, effective as of March 10, 2008.

ii

SUMMARY

You should read the following summary together with the more detailed information appearing elsewhere in this prospectus, as well as the financial statements and related notes thereto and other information included in or incorporated by reference in this prospectus.

The Company

We are a leading provider of packaging solutions for a wide variety of products to multinational food, beverage and other consumer products companies. Additionally, we are the largest North American producer of folding cartons and hold leading market positions in coated unbleached kraft paperboard, coated-recycled boxboard and multi-wall bags. Our customers include some of the most widely recognized companies in the world. We strive to provide our customers with packaging solutions designed to deliver marketing and performance benefits at a competitive cost by capitalizing on our low-cost paperboard mills and converting plants, proprietary carton and packaging designs and commitment to customer service. We have approximately 13,500 employees.

On March 10, 2008, the businesses of GPC and Altivity were combined. Altivity was the largest privately-held producer of folding cartons and a market leader in all of its major businesses, including coated-recycled boxboard, multi-wall bag and specialty packaging. The combination of GPC and Altivity brought together two of the most innovative, value-added paperboard packaging companies in the global packaging market with expanded product offerings, market reach and technology capabilities. As part of the integration with Altivity, we have accelerated and achieved cost synergies and operating efficiencies sooner than expected. We have already implemented steps that we believe will result in at least $100 million in annual synergies. We expect to continue to benefit from these actions as long as our run rate continues at the current level. We believe further opportunities exist to optimize our manufacturing operations.

As a result of the combination with Altivity, GPHC’s business segments were revised. We report our results in three business segments: paperboard packaging, multi-wall bag and specialty packaging. For a more detailed description, see “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations” included in our 2008 10-K and our 10-Qs.

Redemption of 2011 Notes

On September 4, 2009, we redeemed approximately $20 million aggregate principal amount of our 8.50% senior notes due 2011, and on September 13, 2009, we redeemed the remaining outstanding amount of approximately $180 million aggregate principal amount of our 8.50% senior notes due 2011.

Corporate Information

Graphic Packaging International, Inc. is a Delaware corporation and, through Graphic Packaging Corporation, a wholly owned subsidiary of Graphic Packaging Holding Company. Our executive offices are located at 814 Livingston Court, Marietta, Georgia 30067, and our telephone number at that location is (770) 644-3000. Our website address is www.graphicpkg.com. The information on our website is not a part of this prospectus.

SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

On June 16, 2009, we issued in a private offering $245.0 million aggregate principal amount of our June notes. On August 20, 2009, we issued in a private offering $180.0 million aggregate principal amount of our August notes. In connection with the issuance of the August notes, we entered into a registration rights agreement in which we agreed, among other things, to deliver this prospectus to you and to complete an exchange offer for the old notes.

The summary below describes the principal terms of the exchange offer. Please see “The Exchange Offer” for further information regarding the exchange offer.

Old Notes	$425.0 million aggregate principal amount of 9.50% Senior Notes due 2017.

New Notes	9.50% Senior Notes due 2017. The terms of the new notes are identical in all material respects to the terms of the old notes, except that the new notes are registered under the Securities Act and generally are not subject to transfer restrictions or registration rights.

Exchange Offer	We are offering to exchange $1,000 principal amount of our new notes due June 15, 2017, for each $1,000 principal amount of our old notes due June 15, 2017. Currently, there is $425.0 million in aggregate principal amount of old notes outstanding.

Old notes may be exchanged only in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. New notes will be issued only in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000.

Subject to the terms of this exchange offer, we will exchange new notes for all of the old notes that are validly tendered and not withdrawn prior to the expiration of this exchange offer. The new notes will be issued in exchange for corresponding old notes in this exchange offer, if consummated, as soon as practicable after the expiration of this exchange offer.

Expiration Date	This exchange offer will expire at 5:00 p.m., New York City time, on , 2009, unless we extend it. We do not currently intend to extend the expiration date.

Withdrawal of Tenders	You may withdraw the tender of your old notes at any time prior to the expiration date.

Taxation	The exchange of old notes for new notes in this exchange offer generally should not be a taxable event for U.S. federal income tax purposes. See “Certain Material U.S. Federal Income Tax Consequences.”

Conditions to this Exchange Offer	This exchange offer is subject to customary conditions, which we may assert or waive. See “The Exchange Offer — Conditions to the Exchange Offer; Waivers.”

Procedures for Tendering	If you wish to accept this exchange offer and your old notes are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, you must instruct this custodial entity to tender your old notes on your behalf pursuant to the procedures of the custodial entity. If your old notes are registered in your name, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must also mail or otherwise deliver the letter of transmittal, or a facsimile of the letter of transmittal, together with the old notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

Custodial entities that are participants in The Depository Trust Company, or “DTC,” may tender old notes through DTC’s Automated Tender Offer Program, or “ATOP,” which enables a custodial entity, and the beneficial owner on whose behalf the custodial entity is acting, to electronically agree to be bound by the letter of transmittal. A letter of transmittal need not accompany tenders effected through ATOP.

By tendering your old notes in either of these manners, you will represent and agree with us that:

• you are acquiring the new notes in the ordinary course of your business;

• you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the new notes in violation of the provisions of the Securities Act;

• you are not an affiliate of the issuer (within the meaning of Rule 405 under the Securities Act); and

• if you are a broker-dealer registered under the Exchange Act, you are participating in the exchange offer for your own account in exchange for old notes acquired as a result of market-making activities or other trading activities and you will deliver a prospectus in connection with any resale of the new notes.

See “The Exchange Offer — Effect of Surrendering Old Notes.”

Resale of New Notes	We believe that you can resell and transfer your new notes without registering them under the Securities Act and delivering a prospectus, if you can make the representations that appear under “The Exchange Offer — Effect of Surrendering Old Notes.” Our belief is based on interpretations expressed in SEC no-action letters to other issuers in exchange offers like ours.

We cannot guarantee that the SEC would make a similar decision about this exchange offer. If our belief is wrong, or if you cannot truthfully make the necessary representations, and you transfer any registered note issued to you in this exchange offer without meeting the registration and prospectus delivery requirements of the Securities Act, or without an exemption from these requirements, then you could incur liability under the Securities Act. We are not indemnifying you for any liability that you may incur under the Securities Act. A broker-dealer can only resell or transfer new notes if it delivers a prospectus in connection with the resale or transfer.

Consequences of Failure to Exchange	For a description of the consequences of a failure to exchange the old notes, see “Risk Factors.”

Use of Proceeds	We will not receive any proceeds from the exchange of notes pursuant to the exchange offer.

Exchange Agent	U.S. Bank National Association is the exchange agent for this exchange offer. The address and telephone number of the exchange agent are on page 24 of this prospectus.

SUMMARY OF THE TERMS OF THE NEW NOTES

The terms of the new notes are identical in all material respects to the terms of the old notes, except that the new notes will generally not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreements. The new notes will evidence the same debt as the old notes. The new notes will be governed by the same indenture under which the old notes were issued.

The summary below describes the principal terms of the new notes. Please see “Description of the New Notes” for further information regarding the new notes.

Issuer	Graphic Packaging International, Inc.

Guarantors	Graphic Packaging Holding Company, Graphic Packaging Corporation and certain of our material domestic subsidiaries who have guaranteed our obligations in respect of our senior credit facilities, the old notes and our existing 9.50% senior subordinated notes due 2013.

Notes Offered	$425.0 million aggregate principal amount of 9.50% Senior Notes due 2017.

Maturity	June 15, 2017.

Interest Payment Dates	June 15 and December 15, commencing December 15, 2009.

Optional Redemption	We may redeem the new notes, in whole or in part, at any time on or after June 15, 2013 initially at 104.750% of their principal amount, plus accrued interest, declining ratably to 100% of their principal amount, plus accrued interest on or after June 15, 2015.

At any time prior to June 15, 2013, we may redeem the new notes, in whole or in part, at a redemption price equal to 100% of their principal amount plus a make-whole premium described in “Description of the New Notes — Optional Redemption,” together with accrued and unpaid interest to the redemption date.

In addition, prior to June 15, 2012, we may redeem up to 35% of the aggregate principal amount of new notes with the proceeds from sales of certain kinds of our capital stock at a redemption price equal to 109.500% of their principal, plus accrued interest to the redemption date. We may make such redemption only if, after any such redemption, at least 65% of the aggregate principal amount of new notes originally issued under the indenture (including any additional notes) remains outstanding. See “Description of the New Notes — Optional Redemption.”

Change of Control	In the event of a change of control under the terms of the indenture, each holder of the new notes will have the right to require us to purchase such holder’s new notes at a price of 101% of their principal amount plus accrued interest, if any, to the date of purchase. See “Description of the New Notes — Change of Control.”

Ranking	The new notes will be our general unsecured obligations and will rank:

• equal in right of payment to all of our existing and future unsecured indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the new notes;

• senior in right of payment to any of our future indebtedness and other obligations that are, by their terms, expressly subordinated in right of payment to the new notes;

• effectively subordinated to all of our secured indebtedness and other secured obligations to the extent of the value of the assets securing such indebtedness and other obligations; and

• structurally subordinated to all indebtedness and other liabilities (including trade payables) of our subsidiaries that do not guarantee the new notes.

The new note guarantee of each guarantor will be a general unsecured senior obligation of that guarantor and will rank:

• equal in right of payment to all existing and future unsecured indebtedness and other obligations of that guarantor that are not, by their terms, expressly subordinated in right of payment to the new note guarantee;

• senior in right of payment to any future indebtedness and other obligations of that guarantor that are, by their terms, expressly subordinated in right of payment to the new note guarantee; and

• effectively subordinated to all secured indebtedness and other secured obligations of that guarantor to the extent of the value of the assets securing such indebtedness and other obligations.

As of June 30, 2009, after giving effect to the August notes offering and the use of proceeds therefrom, we had consolidated total indebtedness of approximately $3.0 billion, of which approximately $2.2 billion was secured and approximately $425.0 million ranked subordinate in right of payment with the notes. As of June 30, 2009, our non-guarantor subsidiaries had liabilities of approximately $79.5 million, all of which would be structurally senior to the notes.

As of June 30, 2009, we had additional availability under the revolving portion of our senior credit facilities of up to $351.9 million, all of which would be secured. We also have additional availability of up to $10.3 million under credit facilities used to fund our international subsidiaries, which would be structurally senior to the notes.

Certain Covenants	We will issue the new notes under an indenture with U.S. Bank National Association, as trustee (the “Trustee”). The indenture, among other things, limits our ability and the ability of our restricted subsidiaries to:

• incur more debt;

• pay dividends, redeem stock or make other distributions;

• make certain investments;

• create liens;

• transfer or sell assets;

• merge or consolidate; and

• enter into transactions with our affiliates.

These covenants are subject to important exceptions and qualifications, which are described under “Description of the New Notes — Certain Covenants” and “Description of the New Notes — Merger and Consolidation.”

Transfer Restrictions; Absence of a Public Market	The new notes will generally be freely transferable but will be a new issue of securities for which there will not initially be a market. Accordingly, there can be no assurance as to the development or liquidity of any market for the new notes. We do not intend to apply for a listing of the new notes on any securities exchange or automated dealer quotation system.

Use of Proceeds	We will not receive any cash proceeds from the issuance of the new notes in the exchange offer. See “Use of Proceeds.”

You should carefully consider all of the information in this prospectus, or incorporated by reference herein, including the discussion under the caption “Risk Factors” beginning on page 8 before investing in the new notes.

SELECTED FINANCIAL DATA

The following selected consolidated financial data of Graphic Packaging Holding Company, the ultimate parent of Graphic Packaging International, Inc., for each of the fiscal years in the five-year period ended December 31, 2008 have been derived from our audited consolidated financial statements. The following selected consolidated financial data for each of the six-month periods ended June 30, 2008 and 2009 have been derived from Graphic Packaging Holding Company’s unaudited condensed consolidated financial statements incorporated by reference into this prospectus and are not necessarily indicative of the results for the remainder of the fiscal year or any future period. We believe that the unaudited condensed consolidated financial data reflects all normal and recurring adjustments necessary for a fair presentation of the results for the interim periods presented. On March 10, 2008, GPC combined its operations with those of Altivity through a series of transactions. We have included the results of Altivity in our financial statements since March 10, 2008, the effective date of the combination. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Altivity Transaction” included in our 2008 10-K. This information is only a summary and should be read in conjunction with financial statements and the notes thereto incorporated by reference into this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section contained in our 2008 10-K and our June 10-Q.

						Six Months
	Fiscal Year Ended December 31,					Ended June 30,
	2004	2005	2006	2007	2008	2008	2009
	(In millions, except per share amounts)

Consolidated Statement of Operations:
Net Sales	$2,295.5	$2,294.3	$2,321.7	$2,421.2	$4,079.4	$1,866.0	$2,063.0
Income from Operations	111.6	86.5	93.8	151.2	149.9	87.4	121.1
Loss from Continuing Operations	(63.2)	(90.1)	(97.4)	(49.1)	(98.8)	(27.6)	(8.6)
Income (Loss) from Discontinued Operations, Net of Taxes(1)	2.3	(1.0)	(3.1)	(25.5)	(0.9)	—	—
Net Loss	(60.9)	(91.1)	(100.5)	(74.6)	(99.7)	(27.6)	(8.6)
(Loss) Income Per Share — Basic & Diluted:
Continuing Operations	(0.32)	(0.45)	(0.48)	(0.24)	(0.32)	(0.10)	(0.03)
Discontinued Operations	0.01	(0.01)	(0.02)	(0.13)	(0.00)	—	—
Total	(0.31)	(0.46)	(0.50)	(0.37)	(0.32)	(0.10)	(0.03)
Weighted Average Number of Shares Outstanding:
Basic & Diluted	198.9	200.0	201.1	201.8	315.8	288.7	342.8
Balance Sheet Data (at period end):
Cash and Cash Equivalents	$7.3	$12.7	$7.3	$9.3	$170.1	$15.8	$160.6
Total Assets	3,111.3	3,005.2	2,888.6	2,777.3	4,983.1	5,018.9	4,871.3
Total Debt	2,025.2	1,978.3	1,922.7	1,878.4	3,183.8	3,108.2	3,068.3
Total Shareholders’ Equity	386.9	268.7	181.7	144.0	525.2	904.0	549.4
Additional Data:
Capital Spending(2)	$149.1	$110.8	$94.5	$95.9	$183.3	$83.3	$66.4
Depreciation and Amortization(3)	228.1	204.7	196.9	194.3	269.2	120.1	162.5
Research, Development and Engineering Expense	8.7	9.2	10.8	9.2	8.0	3.9	3.6

(1)	Loss from discontinued operations, net of taxes relates to the sale of Graphic Packaging International Holding Sweden AB, which was sold on October 16, 2007. For a more detailed description, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Discontinued Operations” in our 2008 10-K.

(2)	Includes capitalized interest and amounts invested in packaging machinery.

(3)	Historical figures for the 2004, 2005, 2006, 2007 and 2008 fiscal years have been adjusted to conform the presentation of depreciation and amortization in such periods to the presentation in the current period by including non-cash pension amortization expense.

RISK FACTORS

You should consider carefully all of the information set forth or incorporated by reference in this prospectus and, in particular, the following risks before you decide to tender your old notes. If any of the following uncertainties or risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. The risks described below are not the only ones that may affect your investment. Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also materially and adversely affect our business, financial condition or results of operations.

Risks Related to the Exchange Offer

If you fail to exchange your old notes for new notes, you will continue to hold notes subject to transfer restrictions.

We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes, and you should carefully follow the instructions on how to tender your old notes set forth under “The Exchange Offer — Procedures for Tendering” and in the letter of transmittal that accompanies this prospectus. Neither we nor the exchange agent are required to notify you of any defects or irregularities relating to your tender of old notes.

If you do not exchange your old notes for new notes in this exchange offer, the old notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the old notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the old notes for resale under the Securities Act. If you continue to hold any old notes after this exchange offer is completed, you may have trouble selling them because of these restrictions on transfer.

Because we anticipate that most holders of old notes will elect to participate in this exchange offer, we expect that the liquidity of the market for the old notes after the completion of this exchange offer may be substantially limited. Any old notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount at maturity of the old notes not exchanged. Following this exchange offer, if you did not tender your old notes, you generally will not have any further registration rights, except in limited circumstances, and the old notes will continue to be subject to transfer restrictions.

If an active trading market does not develop for the new notes, you may be unable to sell the new notes or to sell them at a price you deem sufficient.

The new notes will be securities for which there is no established trading market. We do not intend to list the new notes on any exchange or maintain a trading market for them. We give no assurance as to:

•	the liquidity of any trading market that may develop;

•	the ability of holders to sell their new notes; or

•	the price at which holders would be able to sell their new notes.

Even if a trading market develops, the new notes may trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including:

•	prevailing interest rates;

•	the number of holders of the new notes;

•	the interest of securities dealers in making a market for the new notes;

•	the market for similar debt securities; and

•	our financial performance.

Risks Related to the New Notes

The new notes and the guarantees will not be secured by any of our assets or the assets of the guarantors and therefore will be effectively subordinated to our and their existing and future secured indebtedness.

The new notes and the guarantees will be general unsecured obligations ranking effectively junior in right of payment to all existing and future secured debt, including borrowings under the credit agreement, to the extent of the collateral securing such debt. In addition, our credit agreement and the indentures governing the existing notes permit, and the indenture governing the new notes offered hereby will permit, the incurrence of additional debt in certain circumstances, some of which may be secured debt. In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, creditors whose debt is secured by our and the guarantors’ assets will be entitled to the remedies available to secured holders under applicable laws, including the foreclosure of the collateral securing such debt, before any payment may be made with respect to the new notes or the guarantees. As a result, there may be insufficient assets to pay amounts due on the new notes, and holders of the new notes may receive less, ratably, than holders of secured indebtedness. As of June 30, 2009, the total amount of secured debt and other secured obligations (excluding undrawn letters of credit of $31.6 million) that we and the guarantors had outstanding was $2.2 billion, with $351.9 million of additional revolving loans available to be borrowed under our credit agreement.

The parent guarantors of the new notes are holding companies with no significant independent operations and no significant assets except capital stock of their respective subsidiaries. As a result, the parent guarantors of the notes would be unable to meet their obligations if we fail to make payment of interest or principal on the new notes.

GPHC is a holding company with no independent operations and no significant assets other than the capital stock of GPC. GPHC, therefore, is dependent upon the receipt of dividends or other distributions from GPC to fund any obligations that it incurs, including obligations under its guarantee of the new notes. GPC is also a holding company with no independent operations and no significant assets other than our capital stock. GPC, therefore, is dependent upon the receipt of dividends or other distributions from us to fund any obligations that it incurs, including obligations under its guarantee of the new notes. The indenture governing the notes will not, however, permit distributions from us to GPC or GPHC, other than for certain specified purposes as described under “Description of the New Notes — Certain Covenants — Limitation on Restricted Payments.” Our credit agreement and the indenture governing our existing 9.50% senior subordinated notes due 2013 contain similar or more restrictive provisions. Accordingly, if we should at any time be unable to pay interest on or principal of the new notes, it is highly unlikely that GPC or GPHC will be able to distribute the funds necessary to enable GPC or GPHC to meet their obligations under their parent guarantees.

The new notes will be structurally subordinated to the existing and future liabilities of certain of our subsidiaries which are not guaranteeing the new notes.

Certain of our subsidiaries will not guarantee the new notes. As a result, the new notes will be structurally subordinated to all existing and future liabilities of such non-guarantor subsidiaries. Our rights and the rights of our creditors to participate in the assets of any non-guarantor subsidiary in the event that such a subsidiary is liquidated or reorganized will be subject to the prior claims of such subsidiary’s creditors. As a result, all indebtedness and other liabilities, including trade payables, of our non-guarantor subsidiaries, whether secured or unsecured, must be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us in order for us to meet our obligations with respect to the new notes. To the extent that we may be a creditor with recognized claims against any non-guarantor subsidiary, our claims would still be subject to the prior claims of such subsidiary’s creditors to the extent that they are secured or senior to those held by us. Subject to restrictions contained in financing arrangements, our non-guarantor subsidiaries may incur additional indebtedness and other liabilities, all of which would rank structurally senior to the new notes.

As of June 30, 2009, after giving effect to the August notes offering and the use of the estimated net proceeds therefrom, our non-guarantor subsidiaries would have had approximately $79.5 million of total indebtedness and other liabilities, including trade payables and accrued expenses, all of which ranked structurally senior to the new notes. For the year ended December 31, 2008, before intercompany eliminations, our foreign subsidiaries who will not be guarantors of the new notes represented approximately 12% of our net sales, and approximately 4% of our total assets. As of June 30, 2009, our international subsidiaries had additional available borrowings of up to $10.3 million under credit facilities used to fund them which would be structurally senior to the new notes.

Our ability to repurchase the new notes upon a change of control may be limited.

We are required under the indenture governing the notes to make an offer to repurchase the notes upon a change of control. Any change of control also would constitute a default under the credit agreement. Therefore, upon the occurrence of a change of control, the lenders under the credit agreement would have the right to accelerate their loans, and if so accelerated, we would be required to pay all of our outstanding obligations under such facility. We may not be able to pay you the required price for your new notes at that time because we may not have available funds to pay the repurchase price. In addition, the terms of other existing or future debt may prevent us from paying you. There can be no assurance that we would be able to repay such other debt or obtain consents from the holders of such other debt to repurchase these new notes. Any requirement to offer to purchase any outstanding notes may result in us having to refinance our outstanding indebtedness, which we may not be able to do. In addition, even if we were able to refinance our outstanding indebtedness, such financing may be on terms unfavorable to us. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “Change of Control” under the indenture. See “Description of the New Notes — Change of Control.”

Our being subject to certain fraudulent transfer and conveyance statutes may have adverse implications for the holders of the new notes.

If, under relevant federal and state fraudulent transfer and conveyance statutes, in a bankruptcy or reorganization case or a lawsuit by or on behalf of our unpaid creditors or the guarantors, a court were to find that, at the time the new notes were issued by us or guaranteed by the guarantors:

•	We issued or the guarantors guaranteed the notes with the intent of hindering, delaying or defrauding current or future creditors, we or the guarantors received less than reasonably equivalent value or fair consideration for issuing or guaranteeing the notes, as applicable; and

•	We or the guarantors, as the case may be;

•	were insolvent or were rendered insolvent by reason of the incurrence or guarantee, as applicable, of the indebtedness constituting the new notes;

•	were engaged, or about to engage, in a business or transaction for which our assets constituted unreasonably small capital;

•	intended to incur, or believed that we would incur, debts beyond our ability to pay as such debts matured; or

•	were a defendant in an action for money damages, or had a judgment for money damages docketed against us if, in either case, after final judgment the judgment is unsatisfied;

such court could avoid or subordinate the new notes and the relevant parent guarantee to presently existing and future indebtedness of us or the guarantors, as the case may be, and take other action detrimental to the holders of the new notes, including, under certain circumstances, invalidating the notes or the guarantees.

The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, however, we or any guarantor would be considered insolvent if, at the time we incur or guarantee, as the case may be, the indebtedness constituting the new notes, either:

•	the sum of our debts, including contingent liabilities, is greater than our assets, at a fair valuation; or

•	the present fair saleable value of our assets is less than the amount required to pay the probable liability on our total existing debts and liabilities, including contingent liabilities, as they become absolute and matured.

We cannot give you any assurance as to what standards a court would use to determine whether we or a guarantor, as the case may be, were solvent at the relevant time, or whether, whatever standard was used, the new notes or parent guarantees would not be avoided on another of the grounds described above.

Risks Relating to Our Business

Our substantial indebtedness may adversely affect our financial health and our ability to react to changes in our business.

As of June 30, 2009, after giving effect to the August notes offering and the use of proceeds therefrom, we had approximately $3.0 billion of outstanding debt. Because of our substantial debt, we are exposed to the risk of increased interest costs because approximately $2.2 billion of our debt is at variable rates of interest. As such, a significant portion of our cash flow from operations must be dedicated to the payment of principal and interest on our indebtedness, thereby reducing the funds available for other purposes. Our ability to make payments on and to refinance our indebtedness, including the new notes, will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive and other factors that are beyond our control.

Our access to the capital markets may be limited.

We are a highly leveraged company that may require additional capital from time to time. The timing of any capital-raising transaction may be impacted by unforeseen events, such as strategic growth opportunities, which could require us to pursue additional capital in the near-term. We may need to refinance all or a portion of our indebtedness, including the new notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our senior secured credit facilities, our existing notes and the new notes offered hereby, on commercially reasonable terms or at all. Our ability to obtain capital and the costs of such capital are dependent on numerous factors, including:

•	general economic and capital market conditions;

•	covenants governing our credit agreement, existing notes and other indebtedness;

•	credit availability from banks and other financial institutions;

•	investor confidence in us;

•	our consolidated financial performance;

•	our levels of indebtedness;

•	our maintenance of acceptable credit ratings;

•	our cash flow;

•	provisions of tax and securities laws that may impact raising capital; and

•	our long-term business prospects.

We may not be successful in obtaining additional capital for these or other reasons. An inability to access capital may limit our ability to pursue development projects, plant improvements or acquisitions that we may rely on for future growth and to comply with regulatory requirements and, as a result, may have a material adverse effect on our financial condition, results of operations and cash flows, and on our ability to execute our business strategy.

Significant increases in prices for raw materials, energy, transportation and other necessary supplies and services could adversely affect our financial results.

Limitations in the availability, and increases in the costs of raw materials, including petroleum-based materials, energy, wood (primarily for our West Monroe, Louisiana mill), transportation and other necessary goods and services could have an adverse effect on our financial results. We are also limited in our ability to pass along such cost increases to customers due to contractual provisions and for competitive reasons.

There is no guarantee that our efforts to reduce costs will be successful.

We utilize a global continuous improvement initiative that uses statistical process control to help design and manage many types of activities, including production and maintenance. Our ability to implement successfully our business strategies and to realize anticipated savings, in addition to synergies realized from the Altivity Transaction is subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. These strategies include infrastructure and reliability improvements at our West Monroe, Louisiana mill. If we cannot successfully implement the strategic cost reductions or other cost savings plans we may not be able to continue to compete successfully against other manufacturers. In addition, any failure to generate the anticipated efficiencies and savings could adversely affect our financial results.

If we issue a material amount of our common stock in the future, certain of our stockholders sell a material amount of our common stock, a material amount of interests in our direct or indirect stockholders is sold or there are certain direct or indirect acquisitions of our stock, our ability to use our net operating losses to offset our future taxable income may be limited under Section 382 of the Internal Revenue Code.

Our ability to utilize previously incurred net operating losses (“NOLs”) of GPC to offset future taxable income would be reduced if we were to undergo an “ownership change” within the meaning of Section 382 of the Internal Revenue Code. In general, an “ownership change” occurs whenever the percentage of the stock of a corporation owned, directly or indirectly, by “5-percent stockholders” (within the meaning of Section 382 of the Internal Revenue Code) increases by more than 50 percentage points over the lowest percentage of the stock of such corporation owned, directly or indirectly, by such “5-percent stockholders” at any time over the preceding three years. Under certain circumstances, issuances of our common stock, sales or other dispositions of our common stock by certain significant stockholders, or certain acquisitions of our common stock could trigger an “ownership change,” and we will have limited control over the timing of any such issuances, sales or other dispositions or acquisitions of our common stock. Additionally, under certain circumstances, issuances, sales or other dispositions or acquisitions of interests in certain significant stockholders could trigger an “ownership change,” and we will have no control over the timing of any such issuances, sales or other dispositions or acquisitions of interests in such entities. Any such future ownership change could result in limitations, pursuant to Section 382 of the Internal Revenue Code, on our utilization of NOLs to offset our future taxable income.

More specifically, depending on prevailing interest rates and our market value at the time of such future ownership change, an ownership change under Section 382 of the Internal Revenue Code would establish an annual limitation which might prevent full utilization of the deferred tax assets attributable to GPC’s previously incurred NOLs against the total future taxable income of a given year. If such an ownership change were to occur, the annual limitation could result in a significant increase in our future tax liability, which could adversely affect our ability to make payments on the notes.

The magnitude of such limitations and their effect on us is difficult to assess and depends in part on our value at the time of any such ownership change and prevailing interest rates. Effective as of June 30, 2009, we had approximately $1.4 billion of NOLs for U.S. federal income tax purposes.

Our earnings are highly dependent on volumes and contracts with our customers.

Our operations generally have high fixed operating cost components and therefore our earnings are highly dependent on volumes, which tend to fluctuate. These fluctuations make it difficult to predict our results with any degree of certainty. In addition, while we have long-term relationships with many of our customers, the underlying contracts may be re-bid or re-negotiated from time to time, and we may not be successful in renewing on favorable terms or at all.

We may not be able to adequately protect our intellectual property and proprietary rights and we may also have to defend against charges that we infringe or misappropriate the intellectual or proprietary rights of third parties which in both circumstance could harm our future success and competitive position.

Our future success and competitive position depend in part upon our ability to obtain and maintain protection for certain proprietary carton and packaging machine technologies used in our value-added products, particularly those incorporating the Fridge Vendor®, IntegraPaktm, MicroFlex® Q, MicroRite®, Quilt Wavetm, Qwik Crisp®, Z-Flute® and DI-NA-CAL® technologies. Failure to protect our existing intellectual property rights may result in the loss of valuable technologies or may require us to license other companies’ intellectual property rights. It is possible that any of the patents owned by us may be invalidated, rendered unenforceable, circumvented, challenged or licensed to others or any of our pending or future patent applications may not be issued within the scope of the claims sought by us, if at all. Further, others may develop technologies that are similar or superior to our technologies, duplicate our technologies or design around our patents, and steps taken by us to protect our technologies may not prevent misappropriation of such technologies. Additionally, we may and from time to time do, have to defend against others who assert that our products and technologies infringe their patents or other proprietary rights. Even if unsuccessful, such charges are often costly and complicated to defend, may divert management’s attention and if any such dispute were to escalate to litigation, may subject us to enhanced damages and cause us to cease marketing the products or technologies that are alleged to infringe such patents or proprietary rights. We may be forced to redesign our products to avoid infringement of such patents which may not be commercially feasible, or acquire a license or rights under such patents or proprietary technology which may not be available at a competitive price if at all.

We are subject to environmental, health and safety laws and regulations, and costs to comply with such laws and regulations, or any liability or obligation imposed under such laws or regulations, could negatively impact our financial condition and results of operations.

We are subject to a broad range of foreign, federal, state and local environmental, health and safety laws and regulations, including those governing discharges to air, soil and water; the management, treatment and disposal of hazardous substances, solid waste and hazardous waste; the investigation and remediation of contamination resulting from historical site operations and releases of hazardous substances; and the health and safety of employees. Environmental liabilities and obligations may result in significant costs, which could negatively impact our financial condition and results of operations. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Environmental Matters” in our 2008 10-K and our June 10-Q.

Our operations outside the U.S. are subject to the risks of doing business in foreign countries, including changes in currency exchange rates.

We have several converting plants in six foreign countries and sell our products worldwide. In 2008, before intercompany eliminations, net sales from operations outside of the U.S. represented approximately 12% of our net sales. Our revenues from export sales fluctuate with changes in foreign currency exchange rates. At December 31, 2008, approximately 4% of our total assets were denominated in currencies other than the U.S. dollar. We have significant operations in countries that use the British pound sterling, the Australian dollar, the Japanese yen or the euro as their functional currencies. We cannot predict major currency fluctuations. We pursue a currency hedging program in order to limit the impact of foreign currency exchange fluctuations on financial results.

We are also subject to the following significant risks associated with operating in foreign countries:

•	adverse political and economic conditions;

•	compliance with and enforcement of environmental, health and safety and labor laws and other regulations of the foreign countries in which we operate;

•	export compliance;

•	imposition or increase of withholding and other taxes on remittances and other payments by foreign subsidiaries; and

•	imposition or increase of investment and other restrictions by foreign governments.

If any of the above events were to occur, our financial position, results of operations or cash flows could be adversely impacted, possibly materially.

The anticipated benefits of combining our operations with those of Altivity may not be fully realized if we are unable to maintain run rates at the current level.

We and affiliates of TPG Capital, LP (“TPG Capital”) entered into the Altivity Transaction with the expectation that the transaction would result in various benefits, including, among other things, cost synergies and operating efficiencies. As part of the integration with Altivity, we have accelerated and achieved cost synergies and operating efficiencies sooner than expected. We will continue to benefit from these actions as long as the run rate continues at the current level. The inability to maintain the run rate could negatively impact future results.

Our principal stockholders have substantial influence over us and their exercise of that influence could be adverse to your interests.

As of April 30, 2009, investment funds sponsored by TPG Capital, Clayton, Dubilier & Rice and Old Town S.A. beneficially owned approximately 38.6%, 10.0% and 10.0% of our common stock, respectively, calculated on a fully diluted basis. In addition, certain trusts established for the benefit of and other entities controlled by the members of the Coors family beneficially owned approximately 18.4% of our common stock, calculated on a fully diluted basis. As a result, these entities exercise significant influence over matters requiring stockholder approval. In addition, we are a party to a stockholders agreement, pursuant to which these stockholders have the right to designate for nomination for election, in the aggregate, six members of our board of directors. Certain decisions concerning our operations or financial structure may present conflicts of interest between owners of our common stock and the holders of the new notes. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the interests of the owners of our common stock may conflict with those of the holders of the new notes. In addition, owners of our common stock may have an interest in pursuing acquisitions, divestitures, financings or other transactions that in their judgment could enhance their equity investment, even though such transactions might involve risks to the holders of the notes.

The reduced availability of credit may affect our business or that of our customers.

The credit and securities markets exhibited extreme volatility and disruption throughout 2008 and continuing in 2009. We have exposure to many companies in the financial services industry, particularly commercial and investment banks who participate in our revolving credit facilities and who are counterparties to our interest rate swaps and natural gas and currency hedges. The failure of these financial institutions, or their inability or unwillingness to fund borrowings under our revolving credit facility or fulfill their obligations under swaps and hedges could have a material adverse affect on our liquidity position and cash flow.

Reduced availability of credit may adversely affect the ability of some of our customers and suppliers to obtain funds for operations and capital expenditures. This could negatively impact our ability to timely collect receivables and to obtain raw materials and supplies.

Work stoppages and other labor relations matters may make it substantially more difficult or expensive for us to manufacture and distribute our products, which could result in decreased sales or increased costs, either of which would negatively impact our financial condition and results of operations.

Approximately 52% of our workforce is represented by labor unions, whose goals and objectives may differ significantly from ours. We may not be able to successfully negotiate new union contracts covering the employees at our various sites without work stoppages or labor difficulties. These events may also occur as a result of other factors. A prolonged disruption at any of our facilities due to work stoppages or labor difficulties could have a material adverse effect on our net sales, margins and cash flows. In addition, if new union contracts contain significant increases in wages or other benefits, our margins would be adversely impacted.

Our pension and postretirement benefit plan obligations are currently underfunded, and we may have to make significant cash payments to some or all of these plans, which would reduce the cash available for our businesses.

We have unfunded obligations under our domestic and foreign pension and postretirement benefit plans. The funded status of our pension plans is dependent upon many factors, including returns on invested assets, the level of certain market interest rates and the discount rate used to determine pension obligations. Unfavorable returns on the plan assets or unfavorable changes in applicable laws or regulations could materially change the timing and amount of required plan funding, which would reduce the cash available for our businesses. In addition, a decrease in the discount rate used to determine pension obligations could result in an increase in the valuation of pension obligations, which could affect the reported funding status of our pension plans and future contributions, as well as the periodic pension cost in subsequent fiscal years.

Under the Employee Retirement Income Security Act of 1974, as amended, or ERISA, the Pension Benefit Guaranty Corporation, or PBGC, has the authority to terminate an underfunded tax-qualified pension plan under limited circumstances. In the event our tax-qualified pension plans are terminated by the PBGC, we could be liable to the PBGC for the underfunded amount and, under certain circumstances, the liability could be senior to the notes.

The agreements and instruments governing our debt contain restrictions and limitations that could significantly impact our ability to operate our business and adversely affect the holders of the new notes offered hereby.

Our credit facilities contain covenants that, among other things, restrict our ability to:

•	dispose of assets;

•	incur additional indebtedness, including guarantees;

•	prepay other indebtedness or amend other debt instruments;

•	pay dividends or make investments, loans or advances;

•	create liens on assets;

•	enter into sale and leaseback transactions;

•	engage in mergers, acquisitions or consolidations;

•	change the business conducted by us; and

•	engage in transactions with affiliates.

In addition, our credit facilities require us to comply with a financial covenant consisting of a secured leverage ratio requirement. Our ability to comply with this covenant in future periods will depend on our ongoing financial and operating performance, which in turn will be subject to economic conditions and to financial, market and competitive factors, many of which are beyond our control, and will be substantially dependent on the selling prices for our products, raw material and energy costs, our success at implementing cost reduction initiatives and our ability to successfully implement our overall business strategy.

The indentures governing our 9.50% senior subordinated notes due 2013 and the notes contain restrictive covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

•	incur more debt;

•	pay dividends, redeem stock or make other distributions;

•	make investments;

•	create liens;

•	transfer or sell assets;

•	merge or consolidate; and

•	enter into transactions with our affiliates.

The breach of any of the covenants or restrictions contained in our credit facilities, the indentures governing the existing senior subordinated notes and the notes, or agreements governing our other indebtedness could result in a default under the applicable agreement which would permit the applicable lenders or noteholders, as the case may be, to declare all amounts outstanding thereunder to be due and payable, together with accrued and unpaid interest. In any such case, we may be unable to make borrowings under our credit facilities and may not be able to repay the amounts due under our credit facilities, the existing notes and the new notes offered hereby. This could have serious consequences to our financial condition and results of operations and could cause us to become bankrupt or insolvent.

Our ability to generate the significant amount of cash needed to pay interest and principal amounts on the new notes and service our other debt and our ability to refinance all or a portion of our indebtedness or obtain additional financing, depends on many factors beyond our control.

Because we have substantial debt, to fund our debt service obligations we will require significant amounts of cash. Our ability to generate cash to meet scheduled payments or to refinance our obligations with respect to our debt will depend on our financial and operating performance which, in turn, is subject to prevailing economic and competitive conditions and to the following financial and business factors, some of which may be beyond our control:

•	operating difficulties;

•	increased operating costs;

•	increased raw material and energy costs;

•	decreased demand for our products;

•	market cyclicality;

•	product prices;

•	the response of competitors;

•	regulatory developments; and

•	delays in implementing strategic projects.

If our cash flow and capital resources are insufficient to fund our debt service obligations, we may be forced to delay capital expenditures, sell assets or seek to obtain additional equity capital, or restructure our debt. In the future, our cash flow and capital resources may not be sufficient for payments of interest on and principal of our debt, and such alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. We also cannot assure you that we will be able to refinance any of our indebtedness or obtain additional financing, particularly because of our anticipated high levels of debt and the debt incurrence restrictions imposed by the agreements governing our debt, as well as prevailing market conditions. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. If required, we cannot be sure as to the timing of such sales or the proceeds that we could realize therefrom.

USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations under the registration rights agreements into which we entered when we issued the August notes. We will not receive any cash proceeds from this exchange offer. In exchange for the old notes that you tender pursuant to this exchange offer, you will receive new notes in like principal amount. The old notes that are surrendered in exchange for the new notes will be retired and cancelled by us upon receipt and cannot be reissued. The issuance of the new notes under this exchange offer will not result in any increase in our outstanding indebtedness.

The net proceeds to us from the sale of the old notes were approximately $414.0 million.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the fiscal years ended 2004 through 2008 and the six months ended June 30, 2009 was as follows:

											Six Months
											Ended
	Year Ended December 31,										June 30,
	2004		2005		2006		2007		2008		2009

Ratio of Earnings to Fixed Charges(1)	(A	)	(A	)	(A	)	(A	)	(A	)	1.1

(1)	For purposes of calculating this ratio, “earnings” consists of income from continuing operations before income taxes and income from equity affiliate plus (a) fixed charges minus interest capitalized during the period, (b) distributed income from equity affiliates and (c) amortization of previously capitalized interest. Fixed charges consist of interest expense, capitalized interest, amortization of discount on indebtedness and an appropriate portion of rental expense representative of the interest factor.

(A)	Earnings for the years ended 2004, 2005, 2006, 2007 and 2008 were inadequate to cover fixed charges by $37.5 million, $67.9 million, $75.6 million, $24.2 million and $64.1 million, respectively.

THE EXCHANGE OFFER

General

We sold the old notes on June 16, 2009 and August 20, 2009 to the initial purchasers. The old notes were subsequently offered by the initial purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons pursuant to Regulation S under the Securities Act.

Purpose and Effect of the Exchange Offer

The new notes to be issued in the exchange offer will be exchanged for our old notes due 2017 that we issued on June 16, 2009 and August 20, 2009. On June 16, 2009, we issued $245.0 million of 9.50% senior notes due 2017, and on August 20, 2009, we issued $180.0 million of 9.50% senior notes due 2017. We issued the old notes in reliance upon an exemption from the registration requirements of the Securities Act. Concurrently, the initial purchasers of the old notes resold the old notes to investors believed to be “qualified institutional buyers” in reliance upon the exemption from registration provided by Rule 144A under the Securities Act and to non-U.S. persons in offshore transactions in reliance upon the exemption provided by Rule 903 or 904 of Regulation S of the Securities Act. As part of each offering we entered into a registration rights agreement. Pursuant to the registration rights agreement entered into as part of the August offering, we agreed to:

•	file with the SEC and cause to become effective, a registration statement under the Securities Act with respect to the issuance of the new notes in an exchange offer; and

•	use reasonable best efforts to complete the exchange offer by April 15, 2010.

We agreed to issue and exchange the new notes for all of the June notes and the August notes validly tendered and not validly withdrawn prior to the expiration of this exchange offer. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

For purposes of this exchange offer, the term “holder” means any person in whose name old notes are registered on the trustee’s books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose old notes are held of record by The Depository Trust Company, which we refer to as the “Depositary” or “DTC,” who desires to deliver the old notes by book-entry transfer at DTC. The terms “exchange agent” and “trustee” refer to U.S. Bank National Association.

Terms of the Exchange Offer

Subject to the terms and conditions of this exchange offer, we will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of old notes properly surrendered pursuant to this exchange offer and not validly withdrawn prior to the expiration date. Old notes may be surrendered only in integral multiples of $1,000 and only in minimum denominations of $1,000. The form and terms of the new notes are the same as the form and terms of the old notes except that:

•	the new notes will be registered under the Securities Act and will not bear legends restricting the transfer of the new notes; and

•	holders of the new notes will not be entitled to any of the registration rights of holders of old notes under the registration rights agreements.

The new notes will evidence the same indebtedness as the old notes, which they replace, and will be issued under, and be entitled to the benefits of, the same indenture under which the old notes were issued. As a result, both series of notes will be treated as a single class of debt securities under the indenture.

As of the date of this prospectus, $425.0 million in aggregate principal amount of the old notes is outstanding. All of the old notes are registered in the name of Cede & Co., as nominee for DTC. Solely for reasons of administration, we have fixed the close of business on           , 2009 as the record date for this exchange offer for purposes of determining the persons to whom this prospectus and the accompanying letter of transmittal will be mailed initially. There will be no fixed record date for determining holders of the old notes entitled to participate in this exchange offer.

In connection with this exchange offer, the laws of the State of New York, which govern the indenture and the old notes, do not give you any appraisal or dissenters’ rights nor any other right to seek monetary damages in court. We intend to conduct this exchange offer in accordance with the provisions of the registration rights agreements and the applicable requirements of the Exchange Act and the related SEC rules and regulations.

For all relevant purposes, we will be regarded as having accepted properly surrendered old notes if and when we give oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the surrendering holders of old notes for the purposes of receiving the new notes from us.

If you surrender old notes in this exchange offer, you will not be required to pay brokerage commissions or fees. In addition, subject to the instructions in the letter of transmittal, you will not have to pay transfer taxes for the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described under “— Other Fees and Expenses.”

Conditions to the Exchange Offer; Waivers

Notwithstanding any other term of this exchange offer, or any extension of this exchange offer, we do not have to accept for exchange, or exchange new notes for, any old notes, and we may terminate this exchange offer before acceptance of the old notes, if:

•	any statute, rule or regulation has been enacted, or any action has been taken by any court or governmental authority that, in our judgment, seeks to or would prohibit, restrict or otherwise render the consummation of this exchange offer illegal, might materially impair our ability to proceed with this exchange offer or materially impair the contemplated benefits to us of this exchange offer; or

•	a change occurs in the current interpretations by the staff of the SEC that, in our judgment, might materially impair our ability to proceed with this exchange offer.

If we, in our sole discretion, determine that any of the above conditions is not satisfied, we may:

•	refuse to accept any old notes and return all surrendered old notes to the surrendering holders;

•	extend this exchange offer and retain all old notes surrendered prior to the expiration date, subject to the holders’ right to withdraw the surrender of their old notes; or

•	waive any unsatisfied conditions regarding this exchange offer and accept all properly surrendered old notes that have not been withdrawn. If this waiver constitutes a material change to this exchange offer, we will promptly disclose the waiver by means of a prospectus supplement or post-effective amendment to the registration statement that includes this prospectus that will be distributed to the holders. We will also extend this exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the holders, if this exchange offer would otherwise expire during the five-to-ten business-day period.

Consequences to Holders of Old Notes Not Tendering in the Exchange Offer

Participation in this exchange offer is voluntary. You are urged to consult your legal, financial and tax advisors in making your decisions on what action to take.

Old notes that are not exchanged will remain outstanding and continue to be “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act. Accordingly, they may not be offered, sold, pledged or otherwise transferred except:

•	to us;

•	under a registration statement that has been declared effective under the Securities Act;

•	to a person the seller reasonably believes is a qualified institutional buyer that is purchasing for its own account or for the account of another qualified institutional buyer;

•	through offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act;

•	to an institutional accredited investor (within the meaning of the Securities Act) that is not a qualified institutional buyer and that is purchasing for its own account or for the account of another institutional accredited investor, in each case in a minimum principal amount of notes of $250,000; or

•	under any other available exemption from the registration requirements of the Securities Act.

Expiration Date; Extensions; Amendments

The “expiration date” is 5:00 p.m., New York City time on       , 2009 unless we extend this exchange offer, in which case the expiration date is the latest date and time to which we extend this exchange offer.

In order to extend this exchange offer, we will:

•	notify the exchange agent of any extension by oral or written notice; and

•	issue a press release or other public announcement that would include disclosure of the approximate number of old notes deposited and that would be issued prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right:

•	to delay accepting any old notes;

•	to extend this exchange offer; to terminate or amend this exchange offer, and not accept for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the events set forth in “— Conditions of the Exchange Offer; Waivers” by giving oral or written notice to the exchange agent; or

•	to waive any conditions or otherwise amend this exchange offer in any respect, by giving oral or written notice to the exchange agent.

Any delay in acceptance, extension, termination or amendment will be followed as soon as practicable by a press release or other public announcement or post-effective amendment to the registration statement.

If this exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose that amendment by means of a prospectus supplement or post-effective amendment that will be distributed to the holders. We will also extend this exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the holders, if this exchange offer would otherwise expire during the five to ten business day period.

We will have no obligation to publish, advertise or otherwise communicate any public announcement of any delay, extension, amendment (other than amendments constituting a material change to this exchange offer) or termination that we may choose to make, other than by making a timely release to an appropriate news agency.

Effect of Surrendering Old Notes

By surrendering old notes pursuant to this exchange offer, you will be representing to us that, among other things:

•	you are acquiring the new notes in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes in violation of the provisions of the Securities Act;

•	you are not an “affiliate,” (within the meaning of Rule 405 under the Securities Act), of the issuer, or if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent practicable;

•	if you are a broker-dealer registered under the Exchange Act, you are participating in this exchange offer for your own account in exchange for old notes acquired as a result of market making activities or other trading activities and you will deliver a prospectus in connection with any resale of the new notes; and

•	we may rely upon these representations for purposes of this exchange offer.

In addition, if you are a broker-dealer and you will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, you must acknowledge in the letter of transmittal that you will deliver a prospectus in connection with any resale of your new notes. See “Plan of Distribution.”

Interest on the New Notes

The new notes will accrue interest on the same terms as the old notes at the rate of 9.50% per year from June 16, 2009, payable semi-annually in arrears on June 15 and December 15 of each year, commencing

December 15, 2009. Old notes accepted for exchange will not receive accrued interest thereon at the time of exchange. However, each registered note will bear interest from the most recent date to which interest has been paid on the old notes, or if no interest has been paid on the old notes or the new notes, from June 16, 2009.

Resale of the New Notes

We believe that you will be allowed to resell the new notes to the public without registration under the Securities Act and without delivering a prospectus that satisfies the requirements of Section 10 of the Securities Act, if you can make the representations set forth above under “— Effect of Surrendering Old Notes.” However, if you intend to participate in a distribution of the new notes, you must comply with the registration requirements of the Securities Act and deliver a prospectus in connection with resales, unless an exemption from registration is otherwise available. In addition, you will be subject to additional restrictions if you are an “affiliate” of the issuer as defined under Rule 405 of the Securities Act. You will be required to represent to us in the letter of transmittal accompanying this prospectus that you meet these conditions exempting you from the registration requirements.

Our belief that you will be allowed to resell the new notes without registration is based on SEC interpretations expressed in no-action letters to other issuers in exchange offers like ours. However, we have not asked the SEC to consider this particular exchange offer in the context of a no-action letter. Therefore, you cannot be certain that the SEC’s interpretations applicable to other exchange offers will apply to this exchange offer.

Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes during the Exchange Offer Registration Period. See “Plan of Distribution.”

Acceptance of Old Notes for Exchange; Delivery of New Notes

On the settlement date, new notes to be issued in exchange for old notes in this exchange offer, if consummated, will be delivered in book-entry form.

We will be deemed to have accepted validly tendered old notes that have not been validly withdrawn as provided in this prospectus when, and if, we have given oral or written notice thereof to the exchange agent. Subject to the terms and conditions of this exchange offer, delivery of new notes will be made by the exchange agent on the settlement date upon receipt of such notice. The exchange agent will act as agent for tendering holders of the old notes for the purpose of receiving old notes and transmitting new notes as of the settlement date with respect to the old notes. If any tendered old notes are not accepted for any reason set forth in the terms and conditions of this exchange offer, those unaccepted old notes will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of this exchange offer.

Procedures for Tendering

A holder of old notes who wishes to accept this exchange offer, and whose old notes are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, must instruct the custodial entity to tender and consent with respect to that holder’s old notes on the holder’s behalf pursuant to the procedures of the custodial entity.

To tender in this exchange offer, a holder of old notes must either:

(i) complete, sign and date the letter of transmittal (or a facsimile thereof) in accordance with its instructions, including guaranteeing the signature(s) to the letter of transmittal, if required, and mail or otherwise deliver such letter of transmittal or such facsimile, together with the certificates representing the old notes specified therein, to the exchange agent at the address set forth in the letter of transmittal for receipt on or prior to the expiration date; or

(ii) comply with the DTC’s Automated Tender Offer Program, or ATOP, procedures for book-entry transfer described below on or prior to the expiration date.

The exchange agent and DTC have confirmed that the exchange offer is eligible for ATOP. The letter of transmittal (or facsimile thereof), with any required signature guarantees, or (in the case of book-entry transfer) an agent’s message in lieu of the letter of transmittal, and any other required documents, must be transmitted to and received by the exchange agent on or prior to the expiration date of the exchange offer at one of its addresses set forth under “— Exchange Agent” in this prospectus or as set forth in the letter of transmittal. Old notes will not be deemed surrendered until the letter of transmittal and signature guarantees, if any, or agent’s message, are received by the exchange agent.

The method of delivery of old notes, the letter of transmittal, and all other required documents to the exchange agent is at the election and risk of the holder. Instead of delivery by mail, holders should use an overnight or hand delivery service, properly insured. In all cases, sufficient time should be allowed to assure delivery to and receipt by the exchange agent on or before the expiration date. Do not send the letter of transmittal or any old notes to anyone other than the exchange agent.

All new notes will be delivered only in book-entry form through DTC. Accordingly, if you anticipate tendering other than through DTC, you are urged to contact promptly a bank, broker or other intermediary (that has the capability to hold securities custodially through DTC) to arrange for receipt of any new notes to be delivered to you pursuant to the exchange offer and to obtain the information necessary to provide the required DTC participant with account information for the letter of transmittal.

Book-Entry Delivery Procedures for Tendering Old Notes Held with DTC

If you wish to tender old notes held on your behalf by a custodial entity with DTC, you must:

(i) inform your custodial entity of your interest in tendering your old notes pursuant to the exchange offer; and

(ii) instruct your custodial entity to tender all old notes you wish to be tendered in the exchange offer into the exchange agent’s account at DTC on or prior to the expiration date. Any financial institution that is a nominee in DTC, including Euroclear and Clearstream, must tender old notes by effecting a book-entry transfer of the old notes to be tendered in the exchange offer into the account of the exchange agent at DTC by electronically transmitting its acceptance of the exchange offer through the ATOP procedures for transfer. DTC will then verify the acceptance, execute a book-entry delivery to the exchange agent’s account at DTC, and send an agent’s message to the exchange agent. An “agent’s message” is a message, transmitted by DTC to and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from an organization that participates in DTC (a “participant”) tendering old notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce the agreement against the participant. A letter of transmittal need not accompany tenders effected through ATOP.

Proper Execution and Delivery of Letter of Transmittal

Signatures on a letter of transmittal or notice of withdrawal described below (see “— Withdrawal of Tenders”), as the case may be, must be guaranteed by an eligible institution unless the old notes tendered pursuant to the letter of transmittal are tendered (i) by a holder who has not completed the box entitled “Special Delivery Instructions” or “Special Issuance and Payment Instructions” on the letter of transmittal or (ii) for the account of an eligible institution. If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, such guarantee must be made by an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act.

If the letter of transmittal is signed by the holder(s) of old notes tendered thereby, the signature(s) must correspond with the name(s) as written on the face of the old notes without alteration, enlargement or any change whatsoever. If any of the old notes tendered thereby are held by two or more holders, all such holders must sign the letter of transmittal. If any of the old notes tendered thereby are registered in different names on different old notes, it will be necessary to complete, sign and submit as many separate letters of transmittal, and any accompanying documents, as there are different registrations of certificates.

If old notes that are not tendered for exchange pursuant to the exchange offer are to be returned to a person other than the holder thereof, certificates for such old notes must be endorsed or accompanied by an appropriate instrument of transfer, signed exactly as the name of the registered owner appears on the certificates, with the signatures on the certificates or instruments of transfer guaranteed by an eligible institution.

If the letter of transmittal is signed by a person other than the holder of any old notes listed therein, such old notes must be properly endorsed or accompanied by a properly completed bond power, signed by such holder exactly as such holder’s name appears on such old notes. If the letter of transmittal or any old notes, bond powers or other instruments of transfer are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

No alternative, conditional, irregular or contingent tenders will be accepted. By executing the letter of transmittal (or facsimile thereof), the tendering holders of old notes waive any right to receive any notice of the acceptance for exchange of their old notes. Tendering holders should indicate in the applicable box in the letter of transmittal the name and address to which payments and/or substitute certificates evidencing old notes for amounts not tendered or not exchanged are to be issued or sent, if different from the name and address of the person signing the letter of transmittal. If no such instructions are given, old notes not tendered or exchanged will be returned to such tendering holder.

All questions as to the validity, form, eligibility (including time of receipt), and acceptance and withdrawal of tendered old notes will be determined by us in our absolute discretion, which determination will be final and binding. We reserve the absolute right to reject any and all tendered old notes determined by us not to be in proper form or not to be properly tendered or any tendered old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive, in our absolute discretion, any defects, irregularities or conditions of tender as to particular old notes, whether or not waived in the case of other old notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will be under any duty to give such notification or shall incur any liability for failure to give any such notification. Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

Any holder whose old notes have been mutilated, lost, stolen or destroyed will be responsible for obtaining replacement securities or for arranging for indemnification with the trustee of the old notes. Holders may contact the exchange agent for assistance with such matters.

Withdrawal of Tenders

You may withdraw tenders of old notes at any time prior to the expiration date.

For a withdrawal of a tender to be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent prior to the deadline described above at its address set forth under “— Exchange Agent” in this prospectus. The withdrawal notice must:

•	specify the name of the person who tendered the old notes to be withdrawn;

•	must contain a description of the old notes to be withdrawn, the certificate numbers shown on the particular certificates evidencing such old notes and the aggregate principal amount represented by such old notes; and

•	must be signed by the holder of those old notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of the old notes. In addition, the notice of withdrawal must specify, in the case of old notes tendered by delivery of certificates for such old notes, the name of the registered holder, if different from that of the tendering holder or, in the case of old notes tendered by book-entry transfer, the name and number of the account at DTC to be credited with the withdrawn old notes. The signature on the notice of withdrawal must be guaranteed by an eligible institution unless the old notes have been tendered for the account of an eligible institution.

Withdrawal of tenders of old notes may not be rescinded, and any old notes properly withdrawn will be deemed not validly tendered for purposes of this exchange offer. Properly withdrawn old notes may, however, be retendered by again following one of the procedures described in “— Procedures for Tendering” prior to the expiration date.

Exchange Agent

U.S. Bank National Association has been appointed the exchange agent for this exchange offer. Letters of transmittal and all correspondence in connection with this exchange offer should be sent or delivered by each holder of old notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the exchange agent as follows:

By Mail or Hand Delivery:	U.S. Bank National Association
60 Livingston Avenue
Mail Station — EP-MN-WS2N
St. Paul, Minnesota 55107-2292
Attention:	Specialized Finance
Telephone:	(800) 934-6802

We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses in connection with this exchange offer.

Other Fees and Expenses

We will bear the expenses of soliciting tenders of the old notes. The principal solicitation is being made by mail. Additional solicitations may, however, be made by facsimile transmission, telephone, email or in person by our officers and other employees and those of our affiliates.

Tendering holders of old notes will not be required to pay any fee or commission. If, however, a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, the holder may be required to pay brokerage fees or commissions.

Accounting Treatment

Since they represent the same indebtedness, the new notes will be recorded at the same carrying value as the old notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer.

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

The following is a description of our material indebtedness other than the new notes offered hereby. The following summaries are qualified in their entirety by reference to the credit agreement and related documents and indentures to which each summary relates, copies of which are available upon request.

Credit Agreement

We are party to a senior secured credit agreement, for which Bank of America, N.A. acts as administrative agent, that provides for the following facilities:

•	a $400 million revolving credit facility maturing on May 16, 2013;

•	a $1,055 million term loan B facility maturing on May 16, 2014; and

•	a $1,200 million incremental term loan B facility maturing on May 16, 2014.

A portion of the revolving credit facility is available in alternative currencies from time to time in accordance with the requirements of the credit agreement. As of June 30, 2009, $16.5 million of loans were outstanding under the revolving credit facility and an additional $31.6 million of standby letters of credit were issued thereunder.

The incremental term loan facility was entered into in March 2008 in connection with the Altivity Transaction.

Guarantees and Security

The obligations under the credit agreement are guaranteed by GPHC, GPC and certain of our domestic subsidiaries. The obligations of the borrower and the guarantors under the credit agreement are secured by a first priority security interest, subject to specified permitted liens, over substantially all of the assets of the borrower and the guarantors.

Interest

Interest on borrowings under the facilities is calculated at a rate equal to a margin over adjusted LIBOR or the alternate base rate, at our option. The margin applicable to revolving loans is 225 basis points for LIBOR loans and 125 basis points for base rate loans; the margin applicable to term B loans is 200 basis points for LIBOR loans and 100 basis points for base rate loans; and the margin applicable to incremental term B loans is 275 basis points for LIBOR loans and 175 basis points for base rate loans.

Covenants

The credit agreement contains covenants that, among other things, restrict the ability of the borrower and its subsidiaries to incur additional indebtedness, dispose of assets, incur guarantee obligations, prepay other indebtedness, make dividends and other restricted payments, create liens, make equity or debt investments, make acquisitions, modify terms of the indentures under which the existing notes are issued, engage in mergers or consolidations, change the business conducted by the borrower and its subsidiaries, and engage in certain transactions with affiliates.

In addition, the credit agreement requires the borrower to comply with a maximum consolidated secured leverage ratio (as defined therein) of less than 5.00:1.00 on and prior to September 30, 2009, and 4.75:1.00 thereafter. As of June 30, 2009, the borrower was in compliance with this financial covenant in the credit agreement.

Change of Control

A change of control of the borrower would constitute an event of default under the credit agreement, permitting the lenders to accelerate the indebtedness thereunder and terminate the facilities.

8.50% Senior Notes due 2011

On August 8, 2003, we issued $425.0 million in aggregate principal amount of 8.50% senior notes due 2011. As of September 13, 2009, we have redeemed all of our 8.50% senior notes due 2011 using the proceeds from the offering of the old notes and cash on hand.

9.50% Senior Subordinated Notes due 2013

On August 8, 2003, we issued $425.0 million in aggregate principal amount of 9.50% senior subordinated notes due 2013. The senior subordinated notes are guaranteed on a senior subordinated basis by GPHC, GPC and the same domestic subsidiaries that guarantee our obligations under the credit agreement.

The obligations under the senior subordinated notes are senior subordinated obligations and rank subordinated in right of payment to the notes.

The indenture governing the senior subordinated notes places restrictions on the ability of us and our restricted subsidiaries to incur additional indebtedness, dispose of assets, incur guarantee obligations, make dividends and other restricted payments, create liens, make equity or debt investments, make acquisitions, engage in mergers or consolidations, and engage in certain transactions with affiliates.

Upon a change of control, we would be obligated to offer to purchase all of the outstanding senior subordinated notes at a purchase price of 101% of the principal amount plus accrued interest, if any.

9.50% Senior Notes due 2017

On June 16, 2009, we issued $245.0 million in aggregate principal amount of 9.50% senior notes due 2017, and on August 20, 2009, we issued $180.0 million in aggregate principal amount of 9.50% senior notes due 2017. We currently have $425.0 million in aggregate principal amount of the old notes outstanding. The old notes are guaranteed on a senior unsecured basis by GPHC, GPC and the same domestic subsidiaries that guarantee our obligations under the credit agreement. The new notes offered hereby are offered in exchange for the old notes.

The indenture governing the old notes places restrictions on the ability of us and our restricted subsidiaries to incur additional indebtedness, dispose of assets, incur guarantee obligations, make dividends and other restricted payments, create liens, make equity or debt investments, make acquisitions, engage in mergers or consolidations, and engage in certain transactions with affiliates.

Upon a change of control, we would be obligated to offer to purchase all of the outstanding old notes at a purchase price of 101% of the principal amount plus accrued interest, if any.

International Facilities

At June 30, 2009, the Company and its U.S. and non-U.S. subsidiaries had $5.3 million outstanding under its international facilities with $10.3 million available for further borrowings by subsidiaries that are not guarantors of the notes.

Other

Pursuant to the Guarantee and Collateral Agreement, dated as of May 16, 2007, by GPC, the Company, certain of its subsidiaries and Bank of America, N.A. and a separate letter agreement with the Pension Benefit Guaranty Corporation (the “PBGC”) dated May 14, 2007, the Company granted a security interest in substantially all of its assets to the PBGC to secure a portion of the unfunded liability of one of its retirement plans, the Graphic Packaging Corporation Retirement Plan (the “Plan”). The amount subject to the security interest in favor of the PBGC is the lesser of $35.4 million and the unfunded liabilities of the Plan (the “PBGC Amount”). The unfunded liabilities of the Plan are currently substantially greater than $35.4 million. The PBGC’s security interest is equal and ratable with the security interest of the lenders under the credit agreement. The Company’s obligation to pay the PBGC Amount will be due and owing to the PBGC on the earlier of the date of termination of the Plan and the date of foreclosure or other enforcement action against the collateral under the Collateral Agreement.

DESCRIPTION OF THE NEW NOTES

General

On June 16, 2009, the Company issued $245.0 million in aggregate principal amount of 9.50% senior notes due 2017 under an indenture dated as of June 16, 2009 (the “Base Indenture”) among itself, each Guarantor and U.S. Bank, National Association, as Trustee (the “Trustee”), in a private transaction not subject to the requirements of the Securities Act. On August 20, 2009, the Company issued $180.0 million in aggregate principal amount of 9.50% senior notes due 2017 under a supplemental indenture to the Base Indenture, dated as of August 20, 2009 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) among itself, each Guarantor and the Trustee, in a private transaction not subject to the requirements of the Securities Act. The Company will issue the new notes offered hereby, which constitute Exchange Notes (as defined in the Indenture) under the Indenture. The form and terms of the new notes and the old notes are identical in all material respects, except that the new notes will be registered under the Securities Act and generally will not contain any terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreements. The Indenture defines your rights under the Notes. In addition, the Indenture governs the obligations of the Company under the Notes. Copies of the Indenture and the forms of the new notes offered hereby will be made available to prospective purchasers of the new notes upon request, when available.

The following is a summary of certain provisions of the Indenture and the Notes. It does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms to be made a part thereof by the Trust Indenture Act of 1939, as amended (the “TIA”). The term “Company” and the other capitalized terms defined in “— Certain Definitions” below are used in this “Description of the New Notes” as so defined.

Brief Description of the Notes and the Guarantees

The Notes and the Guarantees will be:

•	unsecured Senior Indebtedness of the Company and the Guarantors;

•	effectively subordinated to all secured Indebtedness of the Company and the Guarantors to the extent of the value of the assets securing such secured Indebtedness and to all Indebtedness and other liabilities (including Trade Payables) of the Company’s Subsidiaries (other than Subsidiaries that become Note Guarantors pursuant to the provisions described below under “— Subsidiary Guarantees”);

•	pari passu in right of payment with all existing and future Senior Indebtedness of the Company and the Guarantors; and

•	senior in right of payment to all existing and future Subordinated Obligations of the Company and the Guarantors.

Principal, Maturity and Interest

The Notes will mature on June 15, 2017. Each new note offered hereby will bear interest at the rate per annum shown on the front cover of this prospectus from June 16, 2009, or from the most recent date to which interest has been paid or provided for. Interest will be payable semiannually in cash to Holders of record at the close of business on the June 1 or December 1 immediately preceding the interest payment date, on June 15 and December 15 of each year, commencing December 15, 2009. Interest will be paid on the basis of a 360-day year consisting of twelve 30-day months.

Additional securities may be issued under the Indenture in one or more series from time to time (“Additional Notes”), subject to the limitations set forth under “— Certain Covenants — Limitation on Indebtedness,” which will vote as a class with the Notes and otherwise be treated as Notes for purposes of the Indenture. The new notes offered hereby constitute Exchange Notes under the Indenture.

Principal of, and premium, if any, and interest on, the Notes is payable, and the Notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of the Trustee), except that, at the option of the Company, payment of interest may be made by check mailed to the address of the registered Holders as such address appears in the Note Register.

The new notes will be issued only in fully registered form, without coupons, in minimum denominations of $1,000 and any integral multiples of $1,000. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Optional Redemption

The Notes will be redeemable, at the Company’s option, in whole or in part, and from time to time on and after June 15, 2013 and prior to maturity at the redemption prices set forth below. Such redemption may be made upon notice mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date. The Company may provide in such notice that payment of the redemption price and the performance of the Company’s obligations with respect to such redemption may be performed by another Person. Any such redemption and notice may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control. The Notes will be so redeemable at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the relevant redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on June 15 of the years set forth below:

Redemption
Period	Price

2013	104.750%
2014	102.375%
2015 and thereafter	100.000%

In addition, at any time and from time to time on or prior to June 15, 2012, the Company at its option may redeem Notes in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes), with funds in an aggregate amount (the “Redemption Amount”) not exceeding the aggregate proceeds of one or more Equity Offerings (as defined below) at a redemption price (expressed as a percentage of principal amount thereof) of 109.500%, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that an aggregate principal amount of Notes equal to at least 65% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes) must remain outstanding after each such redemption. “Equity Offering” means a sale of Capital Stock (x) that is a sale of Capital Stock of the Company (other than Disqualified Stock), or (y) proceeds of which in an amount equal to or exceeding the Redemption Amount are contributed to the Company or any of its Restricted Subsidiaries. The Company may make such redemption upon notice mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date (but in no event more than 180 days after the completion of the related Equity Offering). The Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person. Any such notice may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the completion of the related Equity Offering.

At any time prior to June 15, 2013, the Notes may also be redeemed or purchased (by the Company or any other Person) in whole or in part, at the Company’s option, at a price (the “Redemption Price”) equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption or purchase (the “Redemption Date”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Such redemption or purchase may be made upon notice mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the Redemption Date. The Company may provide in such notice that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption or purchase may be performed by another Person. Any such redemption, purchase or notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control.

“Applicable Premium” means, with respect to a Note at any Redemption Date, the greater of (i) 1.00% of the principal amount of such Note and (ii) the excess of (A) the present value at such Redemption Date of (1) the redemption price of such Note on June 15, 2013 (such redemption price being that described in the first paragraph of this “Optional Redemption” section) plus (2) all required remaining scheduled interest payments due on such Note through such date, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note on such Redemption Date. Calculation of the Applicable Premium will be made by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation shall not be a duty or obligation of the Trustee.

“Treasury Rate” means, with respect to a Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15(519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to June 15, 2013; provided, however, that if the period from the Redemption Date to such date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Selection

In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $2,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

Parent Guarantees

Holding and GPC, as primary obligors and not merely as sureties, irrevocably and fully and unconditionally Guarantee (the “Parent Guarantees,” and each of Holding and GPC in such capacity, a “Parent Guarantor”), on an unsecured senior basis, the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all monetary obligations of the Company under the Indenture and the Notes, whether for principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by each Parent Guarantor being herein called the “Parent Guaranteed Obligations”). Each Parent Guarantor, pursuant to its Parent Guarantee, agrees to pay, in addition to the amount stated above, any and all reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under its Parent Guarantee.

Each Parent Guarantee is a continuing Guarantee and shall (i) subject to the next two paragraphs, remain in full force and effect until payment in full of the principal amount of all outstanding Notes (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other applicable Parent Guaranteed Obligations of the applicable Parent Guarantor then due and owing, (ii) be binding upon such Parent Guarantor and (iii) inure to the benefit of and be enforceable by the Trustee, the Holders and their permitted successors, transferees and assigns.

Each Parent Guarantor will automatically and unconditionally be released from all obligations under its Parent Guarantee, and its Parent Guarantee will thereupon terminate and be discharged and of no further force of effect, (i) upon any merger or consolidation of such Parent Guarantor with and into the Company or the other Parent Guarantor, (ii) upon legal or covenant defeasance of the Company’s obligations under, or satisfaction and discharge of, the Indenture, or (iii) subject to customary contingent reinstatement provisions, upon payment in full of the aggregate principal amount of all Notes then outstanding and all other applicable Parent Guaranteed Obligations of such Parent Guarantor then due and owing.

Upon any such occurrence specified in the preceding paragraph, the Trustee shall execute any documents reasonably required in order to evidence such release, discharge and termination in respect of the applicable Parent Guarantee. Neither the Company nor either Parent Guarantor shall be required to make a notation on the Notes to reflect either Parent Guarantee or any such release, termination or discharge.

Subsidiary Guarantees

The Company has caused each Significant Domestic Subsidiary that guarantees payment by the Company or any Subsidiary of the Company of any Bank Indebtedness of the Company or the Existing Notes to become a Subsidiary Guarantor for all purposes of the Notes by executing and delivering to the Trustee a supplemental indenture or other instrument pursuant to which such Subsidiary guarantees payment of the Notes. The Company also has the right to cause any other Subsidiary so to guarantee payment of the Notes. Subsidiary Guarantees will be subject to release and discharge under certain circumstances prior to payment in full of the Notes. See “— Certain Covenants — Future Note Guarantors.”

Ranking

The indebtedness evidenced by the Notes is unsecured Senior Indebtedness of the Company, ranks pari passu in right of payment with all existing and future Senior Indebtedness of the Company, including the Existing Senior Notes, and is senior in right of payment to all existing and future Subordinated Obligations of the Company. The Notes are also effectively subordinated to all secured Indebtedness and other liabilities (including Trade Payables) of the Company, including obligations under the Senior Credit Facility, to the extent of the value of the assets securing such Indebtedness, and to all Indebtedness of its Subsidiaries (other than any Subsidiaries that are or become Note Guarantors pursuant to the provisions described above under “— Subsidiary Guarantees”). As of June 30, 2009, the total amount of secured debt that we had outstanding was approximately $2.2 billion, with $351.9 million of additional revolving loans available to be borrowed under the Senior Credit Agreement.

Each Note Guarantee in respect of the Notes is unsecured Senior Indebtedness of the applicable Note Guarantor, ranks pari passu in right of payment with all existing and future Senior Indebtedness of such Person and is senior in right of payment to all existing and future Guarantor Subordinated Obligations of such Person. Such Note Guarantee is also effectively subordinated to all secured Indebtedness of such Person to the extent of the value of the assets securing such Indebtedness, and to all Indebtedness and other liabilities (including Trade Payables) of the Subsidiaries of such Person (other than any Subsidiaries that become Note Guarantors pursuant to the provisions described above under “— Subsidiary Guarantees”).

A substantial part of the operations of the Company are conducted through its Subsidiaries. Claims of creditors of such Subsidiaries, including trade creditors, and claims of preferred shareholders (if any) of such Subsidiaries will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Company, including Holders, unless such Subsidiary is a Subsidiary Guarantor. The Significant Domestic Subsidiaries that have guaranteed payment by the Company of any Bank Indebtedness of the Company are Subsidiary Guarantors. The Notes, therefore, are effectively subordinated to creditors (including trade creditors) and preferred shareholders (if any) of Subsidiaries of the Company (other than Subsidiaries that are or may become Subsidiary Guarantors in the future with respect to the Notes). Certain of the operations of a Subsidiary Guarantor may be conducted through Subsidiaries thereof that are not also

Subsidiary Guarantors. Claims of creditors of such Subsidiaries, including trade creditors, and claims of preferred shareholders (if any) of such Subsidiaries will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of such Subsidiary Guarantor, including claims under its Note Guarantee of the Notes. Such Note Guarantee, if any, therefore, will be effectively subordinated to creditors (including trade creditors) and preferred shareholders (if any) of such Subsidiaries. As of June 30, 2009, our non-guarantor subsidiaries would have had liabilities of approximately $79.5 million, including indebtedness under credit facilities to fund our international subsidiaries and trade payables and accrued expenses, all of which is structurally senior to the Notes. We also have additional available borrowings of up to $10.3 million under our credit facilities used to fund our international subsidiaries, which would be structurally senior to the Notes. Although the Indenture limits the incurrence of Indebtedness (including preferred stock) by certain of the Company’s Subsidiaries, such limitation is subject to a number of significant qualifications.

Change of Control

Upon the occurrence of a Change of Control (as defined below), each Holder of the Notes will have the right to require the Company to repurchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that the Company shall not be obligated to repurchase Notes pursuant to this covenant in the event that it has exercised its right to redeem all of the Notes as described under “— Optional Redemption.”

The term “Change of Control” means:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company, provided that (x) so long as the Company is a Subsidiary of Holding, no “person” shall be deemed to be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of the Company unless such “person” shall be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of Holding and (y) any Voting Stock of which any Permitted Holder is the “beneficial owner” shall not in any case be included in any Voting Stock of which any such “person” is the beneficial owner;

(ii) the Company merges or consolidates with or into, or sells or transfers (in one or a series of related transactions) all or substantially all of the assets of the Company and its Restricted Subsidiaries to, another Person (other than one or more Permitted Holders) and any “person” (as defined in clause (i) above), other than one or more Permitted Holders, Holding or GPC, is or becomes the “beneficial owner” (as so defined), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the surviving Person in such merger or consolidation, or the transferee Person in such sale or transfer of assets, as the case may be, provided that (x) so long as such surviving or transferee Person is a Subsidiary of a parent Person, no “person” shall be deemed to be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such surviving or transferee Person unless such “person” shall be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such parent Person and (y) any Voting Stock of which any Permitted Holder is the “beneficial owner” shall not in any case be included in any Voting Stock of which any such “person” is the beneficial owner; or

(iii) during any period of two consecutive years (during which period the Company has been a party to the Indenture), individuals who at the beginning of such period were members of the board of directors of the Company or Holding (together with any new members thereof whose election by such board of directors or whose nomination for election by holders of Capital Stock of the Company or Holding was approved by one or more Permitted Holders or by a vote of a majority of the members of such board of directors then still in office who were either members thereof at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors then in office.

A recent Delaware court case has implied that the provisions in clause (iii) above may be unenforceable on public policy grounds. No assurances can be given that a court would enforce clause (iii) as written for the benefit of Holders.

In the event that, at the time of such Change of Control, the terms of the Bank Indebtedness restrict or prohibit the repurchase of the Notes pursuant to this covenant, then prior to the mailing of the notice to the Holders provided for in the immediately following paragraph but in any event not later than 30 days following the date the Company obtains actual knowledge of any Change of Control (unless the Company has exercised its right to redeem all the Notes as described under “— Optional Redemption”), the Company shall (i) repay in full all Bank Indebtedness subject to such terms or offer to repay in full all such Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Notes as provided for in the immediately following paragraph. The Company shall first comply with the provisions of the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions described below. The Company’s failure to comply with such provisions or the provisions of the immediately following paragraph shall constitute an Event of Default described in clause (iv) and not in clause (ii) under “— Defaults” below.

Unless the Company has exercised its right to redeem all the Notes as described under “— Optional Redemption,” the Company shall, not later than 30 days following the date the Company obtains actual knowledge of any Change of Control having occurred, mail a notice to each Holder with a copy to the Trustee stating: (i) that a Change of Control has occurred or may occur and that such Holder has, or upon such occurrence will have, the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date); (ii) the circumstances and relevant facts and financial information regarding such Change of Control; (iii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); (iv) the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Notes purchased; and (v) if such notice is mailed prior to the occurrence of a Change of Control, that such offer is conditioned on the occurrence of such Change of Control.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

The Company has no present plans to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company’s capital structure or credit ratings. In addition, the definition of “Change of Control” under the Indenture may not correspond exactly to the definition of “change of control” (or similar term) under the Company’s other indebtedness (including the Existing Notes), and as a result, a “change of control” offer may be made to holders of all or some of such other indebtedness after a transaction that does not constitute a Change of Control under the Indenture.

The occurrence of a Change of Control would constitute a default under the Senior Credit Agreement. Agreements governing existing or future Indebtedness of the Company may contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness (including the Existing Notes) to be repurchased or repaid upon a Change of Control. The Senior Credit Agreement prohibits, and the agreements governing future indebtedness of the Company may prohibit, the Company from repurchasing the Notes upon a Change of Control unless the indebtedness governed by the Senior Credit Agreement or the agreements governing such future indebtedness, as the case may be, has been repurchased or repaid. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Notes could cause a default under such agreements, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company’s ability to pay cash to the Holders upon a repurchase may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. As described above under “— Optional Redemption,” the Company also has the right to redeem the Notes at specified prices, in whole or in part, upon a Change of Control.

The definition of Change of Control includes a phrase relating to the sale or other transfer of “all or substantially all” of the Company’s assets. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders have the right to require the Company to repurchase such Notes.

Certain Covenants

The Indenture contains covenants, including, among others, the covenants described below.

Limitation on Indebtedness.  The Indenture provides as follows:

(a) The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company or any Subsidiary Guarantor may Incur Indebtedness if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, the Consolidated Coverage Ratio would be greater than 2.00:1.00.

(b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

(i) Indebtedness Incurred pursuant to any Credit Facility (including but not limited to in respect of letters of credit or bankers’ acceptances issued or created thereunder) and Indebtedness of any Foreign Subsidiary Incurred other than under the Senior Credit Facility, and (without limiting the foregoing), in each case, any Refinancing Indebtedness in respect thereof, in a maximum principal amount at any time outstanding not exceeding in the aggregate the amount equal to (A) $1,800 million, plus (B) the amount, if any, by which (x) the Borrowing Base minus (y) the aggregate principal amount of Indebtedness Incurred by a Receivables Subsidiary and then outstanding pursuant to clause (ix) of this paragraph (b) or by a Foreign Subsidiary and then outstanding pursuant to clause (xi) of this paragraph (b), exceeds $350 million, plus (C) in the case of any refinancing of any Credit Facility or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing;

(ii) Indebtedness (A) of any Restricted Subsidiary to the Company or (B) of the Company or any Restricted Subsidiary to any Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock of such Restricted Subsidiary to which such Indebtedness is owed, or other event, that results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of such Indebtedness (except to the Company or a Restricted Subsidiary) will be deemed, in each case, an Incurrence of such Indebtedness by the issuer thereof not permitted by this clause (ii);

(iii) Indebtedness represented by the Notes (other than Additional Notes), the Existing Notes, any other Indebtedness (other than the Indebtedness described in clauses (i) or (ii) above) outstanding on the Issue Date and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) or paragraph (a) above;

(iv) Purchase Money Obligations and Capitalized Lease Obligations, and any Refinancing Indebtedness with respect thereto, in an aggregate principal amount at any time outstanding not exceeding an amount equal to 5% of Consolidated Tangible Assets;

(v) Indebtedness consisting of accommodation guarantees for the benefit of trade creditors of the Company or any of its Restricted Subsidiaries, or represented by Guarantees consisting of contracts for the purchase of wood chips in the ordinary course of business;

(vi) (A) Guarantees by the Company or any Restricted Subsidiary of Indebtedness or any other obligation or liability of the Company or any Restricted Subsidiary (other than any Indebtedness Incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of the covenant described under “— Limitation on Indebtedness”), or (B) without limiting the covenant described under “— Limitation on Liens,” Indebtedness of the Company or any Restricted Subsidiary arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of the Company or any Restricted Subsidiary (other than any Indebtedness Incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of the covenant described under “— Limitation on Indebtedness”);

(vii) Indebtedness of the Company or any Restricted Subsidiary (A) arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its Incurrence, or (B) consisting of guarantees, indemnities, obligations in respect of earnouts or other purchase price adjustments, or similar obligations, Incurred in connection with the acquisition or disposition of any business, assets or Person;

(viii) Indebtedness of the Company or any Restricted Subsidiary in respect of (A) letters of credit, bankers’ acceptances or other similar instruments or obligations issued, or relating to liabilities or obligations incurred, in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers’ compensation statutes), or (B) completion guarantees, surety, judgment, appeal or performance bonds, or other similar bonds, instruments or obligations, provided, or relating to liabilities or obligations incurred, in the ordinary course of business, or (C) Hedging Obligations, entered into for bona fide hedging purposes in the ordinary course of business, or (D) Management Guarantees, or (E) the financing of insurance premiums in the ordinary course of business;

(ix) Indebtedness of a Receivables Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise Incurred in connection with, a Financing Disposition;

(x) Indebtedness of any Person that is assumed by the Company or any Restricted Subsidiary in connection with its acquisition of assets from such Person or any Affiliate thereof or is issued and outstanding on or prior to the date on which such Person was acquired by the Company or any Restricted Subsidiary or merged or Consolidated with or into any Restricted Subsidiary (other than Indebtedness Incurred to finance, or otherwise Incurred in connection with, such acquisition), provided that on the date of such acquisition, merger or consolidation, after giving effect thereto, the Company could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) above; and any Refinancing Indebtedness with respect to any such Indebtedness;

(xi) Indebtedness of any Foreign Subsidiary Incurred for working capital purposes in an aggregate principal amount at any time outstanding not exceeding an amount equal to the sum (determined as of the end of the most recently ended fiscal quarter for which consolidated financial statements of the Company are available) of (A) 90% of Receivables of all Foreign Subsidiaries and (B) 75% of Inventory of all Foreign Subsidiaries; and

(xii) Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not exceeding an amount equal to 5% of Consolidated Tangible Assets.

(c) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant, (i) any other obligation of the obligor on such Indebtedness (or of any other Person who could have Incurred such Indebtedness under this covenant) arising under any Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness; (ii)  in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraph (b) above, the Company, in its sole discretion, shall classify such item of Indebtedness and may include the amount and type of such Indebtedness in one or more of such clauses; and (iii) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

(d) For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the Dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness, provided that (x) the Dollar-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date, (y) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced and (z) the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency and Incurred pursuant to the Senior Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Company’s option, (i) the Issue Date, (ii) any date on which any of the respective commitments under the Senior Credit Facility shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder, or (iii) the date of such Incurrence. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on Restricted Payments.  The Indenture provides as follows:

(a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any such payment in connection with any merger or consolidation to which the Company is a party) except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (y) dividends or distributions payable to the Company or any Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to other holders of its Capital Stock on no more than a pro rata basis, measured by value), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or a Restricted Subsidiary, (iii) voluntarily purchase, repurchase, redeem, defease or otherwise voluntarily acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than a purchase, repurchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition or retirement) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition or retirement or

Investment being herein referred to as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment and after giving effect thereto:

(i) a Default shall have occurred and be continuing (or would result therefrom);

(ii) the Company could not Incur at least an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under “— Limitation on Indebtedness”; or

(iii) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Issue Date and then outstanding would exceed, without duplication, the sum of:

(A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) beginning on July 1, 2009 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of the Company are available (or, in case such Consolidated Net Income shall be a negative number, 100% of such negative number);

(B) the aggregate Net Cash Proceeds and the fair value (as determined in good faith by the Board of Directors) of property or assets received (x) by the Company as capital contributions to the Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock) after the Issue Date (other than Excluded Contributions) or (y) by the Company or any Restricted Subsidiary from the issuance and sale by the Company or any Restricted Subsidiary after the Issue Date of Indebtedness that shall have been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock), plus the amount of any cash and the fair value (as determined in good faith by the Board of Directors) of any property or assets received by the Company or any Restricted Subsidiary upon such conversion or exchange;

(C) the aggregate amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary, or (ii) the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of “Investment”), not to exceed in the case of any such Unrestricted Subsidiary the aggregate amount of Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary after the Issue Date; and

(D) in the case of any disposition or repayment of any Investment constituting a Restricted Payment (without duplication of any amount deducted in calculating the amount of Investments at any time outstanding included in the amount of Restricted Payments), an amount in the aggregate equal to the lesser of the return of capital, repayment or other proceeds with respect to all such Investments received by the Company or a Restricted Subsidiary and the initial amount of all such Investments constituting Restricted Payments.

(b) The provisions of the foregoing paragraph (a) will not prohibit any of the following (each, a “Permitted Payment”):

(i) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Capital Stock of the Company or Subordinated Obligations made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent issuance or sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary) or a substantially concurrent capital contribution to the Company, in each case other than Excluded Contributions; provided that the Net

Cash Proceeds from such issuance, sale or capital contribution shall be excluded in subsequent calculations under clause (iii)(B) of the preceding paragraph (a);

(ii) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Obligations (w) made by exchange for, or out of the proceeds of the substantially concurrent issuance or sale of Indebtedness of the Company or Refinancing Indebtedness Incurred in compliance with the covenant described under “— Limitation on Indebtedness,” (x) from Net Available Cash to the extent permitted by the covenant described under “— Limitation on Sales of Assets and Subsidiary Stock,” (y) following the occurrence of a Change of Control (or other similar event described therein as a “change of control”), but only if the Company shall have complied with the covenant described under “— Change of Control” and, if required, purchased all Notes tendered pursuant to the offer to repurchase all the Notes required thereby, prior to purchasing or repaying such Subordinated Obligations or (z) constituting Acquired Indebtedness;

(iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with the preceding paragraph (a);

(iv) Investments or other Restricted Payments in an aggregate amount outstanding at any time not to exceed the amount of Excluded Contributions;

(v) loans, advances, dividends or distributions by the Company to Holding or GPC to permit Holding to repurchase or otherwise acquire its Capital Stock (including any options, warrants or other rights in respect thereof), or payments by the Company to repurchase or otherwise acquire Capital Stock of Holding or the Company (including any options, warrants or other rights in respect thereof), in each case from Management Investors, such payments, loans, advances, dividends or distributions not to exceed since the Issue Date an amount (net of repayments of any such loans or advances) equal to (1) $20.0 million, plus (2) $5.0 million multiplied by the number of calendar years that have commenced since the Issue Date, plus the Net Cash Proceeds received by the Company since the Issue Date from, or as a capital contribution from, the issuance or sale to Management Investors of Capital Stock (including any options, warrants or other rights in respect thereof), to the extent such Net Cash Proceeds are not included in any calculation under clause (iii)(B)(x) of the preceding paragraph (a);

(vi) the payment by the Company of, or loans, advances, dividends or distributions by the Company to GPC or Holding to pay, dividends on the common stock or equity of the Company, GPC or Holding following a public offering of such common stock or equity in an amount not to exceed in any fiscal year 6% of the aggregate gross proceeds received by the Company, GPC or Holding in or from such public offering;

(vii) other Restricted Payments (including loans or advances) since the Issue Date not to exceed $200.0 million (net of repayments of any such loans or advances);

(viii) loans, advances, dividends or distributions to Holding or GPC or other payments by the Company or any Restricted Subsidiary (A) to satisfy or permit Holding to satisfy obligations under the Equity Agreements, or (B) to pay or permit Holding or GPC to pay any Holding Expenses or any Related Taxes;

(ix) payments by the Company, or loans, advances, dividends or distributions by the Company to Holding to make payments, to holders of Capital Stock of the Company or Holding in lieu of issuance of fractional shares of such Capital Stock, not to exceed $100,000 since the Issue Date; and

(x) dividends or other distributions of Capital Stock, Indebtedness or other securities of Unrestricted Subsidiaries.

provided, that (A) in the case of clauses (iii), (vi), (vii) and (ix), the net amount of any such Permitted Payment shall be included in subsequent calculations of the amount of Restricted Payments, (B) in the case of clause (v), at the time of any calculation of the amount of Restricted Payments, the net amount of Permitted Payments that have then actually been made since the Issue Date under clause (v) that is in excess of 50% of the total amount of Permitted Payments then permitted under clause (v) shall be included in such calculation of the amount of Restricted Payments, (C) in all cases other than pursuant to clauses (A) and (B) immediately above, the net amount of any such Permitted Payment shall be excluded in subsequent calculations of the amount of Restricted Payments and (D) solely with respect to clause (vii), no Default or Event of Default shall have occurred or be continuing at the time of any such Permitted Payment after giving effect thereto.

Limitation on Restrictions on Distributions from Restricted Subsidiaries.  The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except any encumbrance or restriction:

(a) pursuant to an agreement or instrument in effect at or entered into on the Issue Date, any Credit Facility, the Existing Indentures, the Existing Notes, the Indenture or the Notes;

(b) pursuant to any agreement or instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary, or which agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets from such Person, as in effect at the time of such acquisition, merger or consolidation (except to the extent that such Indebtedness was incurred to finance, or otherwise in connection with, such acquisition, merger or consolidation); provided that for purposes of this clause (2), if another Person is the Successor Company, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed, as the case may be, by the Company or a Restricted Subsidiary, as the case may be, when such Person becomes the Successor Company;

(c) pursuant to an agreement or instrument (a “Refinancing Agreement”) effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, refunds, refinances or replaces, an agreement or instrument referred to in clause (a) or (b) of this covenant or this clause (c) (an “Initial Agreement”) or contained in any amendment, supplement or other modification to an Initial Agreement (an “Amendment”); provided, however, that the encumbrances and restrictions contained in any such Refinancing Agreement or Amendment are not materially less favorable to the Holders of the Notes taken as a whole than encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or Amendment relates (as determined in good faith by the Company);

(d) (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture, (C) contained in mortgages, pledges or other security agreements securing Indebtedness of a Restricted Subsidiary to the extent restricting the transfer of the property or assets subject thereto, (D) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary, (E) pursuant to Purchase Money Obligations that impose encumbrances or restrictions on the property or assets so acquired, (F) on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business, (G) pursuant to customary provisions contained in agreements and instruments entered into in the ordinary course of business (including but not limited to leases and joint venture and other similar agreements entered into in the ordinary course of business), (H) that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary or (I) pursuant to Hedging Obligations;

(e) with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital

Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(f) by reason of any applicable law, rule, regulation or order, or required by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary or any of their businesses; or

(g) pursuant to an agreement or instrument (A) relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “— Limitation on Indebtedness” (i) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders of the Notes than the encumbrances and restrictions contained in the Initial Agreements (as determined in good faith by the Company), or (ii) if such encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined in good faith by the Company) and either (x) the Company determines that such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Notes or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness, (B) relating to any sale of receivables by a Foreign Subsidiary or (C) relating to Indebtedness of or a Financing Disposition to or by any Receivables Entity.

Limitation on Sales of Assets and Subsidiary Stock.  The Indenture provides as follows:

(a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

(i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition, as such fair market value may be determined (and shall be determined, to the extent such Asset Disposition or any series of related Asset Dispositions involves aggregate consideration in excess of $20.0 million) in good faith by the Board of Directors, whose determination shall be conclusive (including as to the value of all noncash consideration);

(ii) in the case of any Asset Disposition (or series of related Asset Dispositions) having a fair market value of $20.0 million or more, at least 75% of the consideration therefor (excluding, in the case of an Asset Disposition (or series of related Asset Dispositions), any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, that are not Indebtedness) received by the Company or such Restricted Subsidiary is in the form of cash; and

(iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or any Restricted Subsidiary, as the case may be) as follows:

(A) first, either (x) to the extent the Company elects (or is required by the terms of any Bank Indebtedness, any Senior Indebtedness of the Company or any Note Guarantor, or any Indebtedness of a Restricted Subsidiary that is not a Note Guarantor), to prepay, repay or purchase any such Indebtedness (in each case other than Indebtedness owed to the Company or a Restricted Subsidiary) within 365 days after the later of the date of such Asset Disposition and the date of receipt of such Net Available Cash, or (y) to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 365 days from the later of the date of such Asset Disposition and the date of receipt of such Net Available Cash, or, if such reinvestment in Additional Assets is a project authorized by the Board of Directors that will take longer than such 365 days to complete, the period of time necessary to complete such project;

(B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A) above (such balance, the “Excess Proceeds”), to make an offer to purchase Notes and (to the extent the Company or such Restricted Subsidiary elects, or is required by the terms thereof) to purchase, redeem or repay any other Senior Indebtedness of the Company or a Restricted Subsidiary, pursuant and subject to the conditions of the Indenture and the agreements governing such other Indebtedness; and

(C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B) above, to fund (to the extent consistent with any other applicable provision of the Indenture) any general corporate purpose (including but not limited to the repurchase, repayment or other acquisition or retirement of any Subordinated Obligations);

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A)(x) or (B) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this covenant exceeds $25.0 million. If the aggregate principal amount of Notes and other Indebtedness of the Company or a Restricted Subsidiary validly tendered and not withdrawn (or otherwise subject to purchase, redemption or repayment) in connection with an offer pursuant to clause (iii)(B) above exceeds the Excess Proceeds, the Excess Proceeds will be apportioned between such Notes and such other Indebtedness of the Company or a Restricted Subsidiary, with the portion of the Excess Proceeds payable in respect of such Notes to equal the lesser of (x) the Excess Proceeds amount multiplied by a fraction, the numerator of which is the outstanding principal amount of such Notes and the denominator of which is the sum of the outstanding principal amount of the Notes and the outstanding principal amount of the relevant other Indebtedness of the Company or a Restricted Subsidiary, and (y) the aggregate principal amount of Notes validly tendered and not withdrawn.

For the purposes of clause (ii) of paragraph (a) above, the following are deemed to be cash: (1) Temporary Cash Investments and Cash Equivalents, (2) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (3) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary are released from any Guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (4) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days, (5) consideration consisting of Indebtedness of the Company or any Restricted Subsidiary and (6) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in an Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause, not to exceed an aggregate amount at any time outstanding equal to 3% of Consolidated Tangible Assets (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(b) In the event of an Asset Disposition that requires the purchase of Notes pursuant to clause (iii)(B) of paragraph (a) above, the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes (the “Offer”) at a purchase price of 100% of their principal amount plus accrued and unpaid interest to the Purchase Date in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the Notes tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of Notes, the remaining Net Available Cash will be available to the Company for use in accordance with clause (iii)(B) of paragraph (a) above (to repay other Indebtedness of the Company or a Restricted Subsidiary) or clause (iii)(C) of paragraph (a) above. The Company shall not be required to make an Offer for Notes pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clause (iii)(A) of paragraph (a) above) is less than $25.0 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

(c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

Limitation on Transactions with Affiliates.  The Indenture provides as follows:

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless (i) the terms of such Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time in a transaction with a Person who is not such an Affiliate and (ii) if such Affiliate Transaction involves aggregate consideration in excess of $15.0 million, the terms of such Affiliate Transaction have been approved by a majority of the Disinterested Directors. For purposes of this paragraph, any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in this paragraph if (x) such Affiliate Transaction is approved by a majority of the Disinterested Directors or (y) in the event there are no Disinterested Directors, a fairness opinion is provided by a nationally recognized appraisal or investment banking firm with respect to such Affiliate Transaction.

(b) The provisions of the preceding paragraph (a) will not apply to:

(i) any Restricted Payment Transaction;

(ii) (1) the entering into, maintaining or performance of any employment contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any employee, officer or director heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, severance, retirement, savings or other similar plans, programs or arrangements, (2) the payment of compensation, performance of indemnification or contribution obligations, or any issuance, grant or award of stock, options, other equity-related interests or other securities, to employees, officers or directors in the ordinary course of business, (3) the payment of reasonable fees to directors of the Company or any of its Subsidiaries (as determined in good faith by the Company or such Subsidiary), (4) any transaction with an officer or director in the ordinary course of business not involving more than $100,000 in any one case, or (5) Management Advances and payments in respect thereof;

(iii) any transaction with the Company, any Restricted Subsidiary, or any Receivables Entity;

(iv) any transaction arising out of agreements or instruments in existence on the Issue Date, and any payments made pursuant thereto;

(v) any transaction in the ordinary course of business on terms not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could be obtained at the time in a transaction with a Person who is not an Affiliate of the Company;

(vi) any transaction in the ordinary course of business, or approved by a majority of the Board of Directors, between the Company or any Restricted Subsidiary and any Affiliate of the Company controlled by the Company that is a joint venture or similar entity; and

(vii) the Transactions, all transactions in connection therewith (including but not limited to the financing thereof), and all fees and expenses paid or payable in connection with the Transactions.

Limitation on Liens.  The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien (other than Permitted Liens) on any of its property or assets (including Capital Stock of any other Person), whether owned on the date of the Indenture or thereafter acquired, securing any Indebtedness (the “Initial Lien”), unless contemporaneously therewith effective provision is made to secure the Indebtedness due under the Indenture and the Notes or, in respect of Liens on any Restricted Subsidiary’s property or assets, any Note Guarantee of such Restricted Subsidiary, equally and ratably with (or on a senior basis to, in the case of Subordinated Obligations or Guarantor Subordinated Obligations) such obligation for so long as such obligation is so secured by such Initial Lien. Any such Lien thereby created in favor of the Notes or any such Note Guarantee will be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates or (ii) any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Initial Lien.

Future Note Guarantors.  The Indenture provides as follows:

The Company will cause each Significant Domestic Subsidiary that guarantees payment by the Company of any Bank Indebtedness of the Company or any of the Existing Notes to execute and deliver to the Trustee a supplemental indenture or other instrument pursuant to which such Subsidiary will guarantee payment of the Notes, whereupon such Subsidiary will become a Note Guarantor for all purposes under the Indenture. In addition, the Company may cause any Subsidiary that is not a Subsidiary Guarantor so to guarantee payment of the Notes and become a Subsidiary Guarantor.

Each Subsidiary Guarantor, as primary obligor and not merely as surety, will jointly and severally, irrevocably and fully and unconditionally Guarantee, on an unsecured senior basis, the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all monetary obligations of the Company under the Indenture and the Notes, whether for principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Subsidiary Guarantors being herein called the “Subsidiary Guaranteed Obligations”). Such Subsidiary Guarantor will agree to pay, in addition to the amount stated above, any and all reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under its Subsidiary Guarantee.

The obligations of each Subsidiary Guarantor will be limited to the maximum amount, as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law, or being void or unenforceable under any law relating to insolvency of debtors.

Each such Subsidiary Guarantee will be a continuing Guarantee and will (i) remain in full force and effect until payment in full of the principal amount of all outstanding Notes (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other applicable Subsidiary Guaranteed Obligations then due and owing unless earlier terminated as described below, (ii) be binding upon such Subsidiary Guarantor and (iii) inure to the benefit of and be enforceable by the Trustee, the Holders and their permitted successors, transferees and assigns.

Notwithstanding the preceding paragraph, any Subsidiary Guarantor will automatically and unconditionally be released from all obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force or effect, (i) concurrently with any sale or disposition (by merger or otherwise) of any Subsidiary Guarantor or any interest therein in accordance with the terms of the Indenture (including the covenant described under “— Certain Covenants — Limitation on Sales of Assets and Subsidiary Stock” and “— Certain Covenants — Merger and Consolidation”) by the Company or a Restricted Subsidiary, following which such Subsidiary Guarantor is no longer a Restricted Subsidiary of the Company, (ii) at any time that such Subsidiary Guarantor is released from all of its obligations under all of its Guarantees of payment by the Company of any Bank Indebtedness of the Company and the Existing Notes, if applicable, (iii) upon the merger or consolidation of any Subsidiary Guarantor with and into the Company or another Subsidiary Guarantor that is the surviving Person in such merger or consolidation, (iv) concurrently with any Subsidiary Guarantor becoming an Unrestricted Subsidiary, (v) upon legal or covenant defeasance of the Company’s obligations, or satisfaction and discharge of the Indenture, or (vi) subject to customary contingent reinstatement provisions, upon payment in full of the aggregate principal amount of all Notes then outstanding and all other applicable Guaranteed Obligations then due and owing. In addition, the Company will have the right, upon 30 days’ notice to the Trustee to cause any Subsidiary Guarantor that has not guaranteed payment by the Company of any Bank Indebtedness of the Company or the Existing Notes, if applicable, to be unconditionally released from all obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force or effect. Upon any such occurrence specified in this paragraph, the Trustee shall execute any documents reasonably required in order to evidence such release, discharge and termination in respect of such Subsidiary Guarantee.

Neither the Company nor any such Subsidiary Guarantor shall be required to make a notation on the Notes to reflect any such Guarantee or any such release, termination or discharge.

SEC Reports.  The Indenture provides that, notwithstanding that the Company may not be required to be or remain subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, the Company will file with the SEC (unless such filing is not permitted under the Exchange Act or by the SEC), so long as the Notes are outstanding, the annual reports, information, documents and other reports that the Company is required to file with the SEC pursuant to such Section 13(a) or 15(d) or would be so required to file if the Company were so subject. The Company will also, within 15 days after the date on which the Company was so required to file or would be so required to file if the Company were so subject, transmit by mail to all Holders, as their names and addresses appear in the Note Register, and to the Trustee copies of any such information, documents and reports (without exhibits) so required to be filed. The Company will be deemed to have satisfied such requirements if Holding files and provides reports, documents and information of the types otherwise so required, in each case within the applicable time periods, and the Company is not required to file such reports, documents and information separately under the applicable rules and regulations of the SEC (after giving effect to any exemptive relief) because of the filings by Holding. The Company also will comply with the other provisions of TIA § 314(a).

Merger and Consolidation

The Indenture provides that the Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(i) the resulting, surviving or transferee Person (the “Successor Company”) will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume all the obligations of the Company under the Notes and the Indenture by executing and delivering to the Trustee a supplemental indenture or one or more other documents or instruments in form reasonably satisfactory to such Trustee;

(ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing;

(iii) immediately after giving effect to such transaction, either (A) the Successor Company could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of the covenant described under “— Certain Covenants — Limitation on Indebtedness,” or (B) the Consolidated Coverage Ratio of the Successor Company would equal or exceed the Consolidated Coverage Ratio of the Company immediately prior to giving effect to such transaction;

(iv) each applicable Note Guarantor (other than any party to any such consolidation or merger) shall have delivered a supplemental indenture or other document or instrument in form reasonably satisfactory to the Trustee, confirming its Note Guarantee; and

(v) the Company will have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer complies with the provisions described in this paragraph, provided that (x) in giving such opinion such counsel may rely on an Officer’s Certificate as to compliance with the foregoing clauses (ii) and (iii) and as to any matters of fact, and (y) no Opinion of Counsel will be required for a consolidation, merger or transfer described in the last paragraph of this covenant.

Any Indebtedness that becomes an obligation of the Company or any Restricted Subsidiary (or that is deemed to be Incurred by any Restricted Subsidiary that becomes a Restricted Subsidiary) as a result of any such transaction undertaken in compliance with this covenant, and any Refinancing Indebtedness with respect thereto, shall be deemed to have been Incurred in compliance with the covenant described under “— Certain Covenants — Limitation on Indebtedness.”

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and thereafter the predecessor Company shall be relieved of all obligations and covenants under the Indenture, except that the predecessor Company in the case of a lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the Notes.

Clauses (ii) and (iii) of the first paragraph of this “Merger and Consolidation” covenant will not apply to any transaction in which (1) any Restricted Subsidiary consolidates with, merges into or transfers all or part of its assets to the Company or (2) the Company consolidates or merges with or into or transfers all or substantially all its properties and assets to (x) an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Company in another jurisdiction or changing its legal structure to a corporation or other entity or (y) a Restricted Subsidiary of the Company so long as all assets of the Company and the Restricted Subsidiaries immediately prior to such transaction (other than Capital Stock of such Restricted Subsidiary) are owned by such Restricted Subsidiary and its Restricted Subsidiaries immediately after the consummation thereof.

Defaults

An Event of Default is defined in the Indenture as:

(i) a default in any payment of interest on any Note when due, continued for 30 days;

(ii) a default in the payment of principal of any Note when due, whether at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(iii) the failure by the Company to comply with its obligations under the first paragraph of the covenant described under “— Merger and Consolidation” above;

(iv) the failure by the Company to comply for 30 days after notice with any of its obligations under the covenant described under “— Change of Control” above (other than a failure to purchase Notes);

(v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Notes or the Indenture;

(vi) the failure by any Subsidiary Guarantor to comply for 45 days after notice with its obligations under its Note Guarantee;

(vii) the failure by the Company or any Restricted Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, if the total amount of such Indebtedness so unpaid or accelerated exceeds $40.0 million or its foreign currency equivalent; provided, that no Default or Event of Default will be deemed to occur with respect to any such accelerated Indebtedness that is paid or otherwise acquired or retired within 20 Business Days after such acceleration (the “cross acceleration provision”);

(viii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary, or of other Restricted Subsidiaries that are not Significant Subsidiaries but would in the aggregate constitute a Significant Subsidiary if considered as a single Person (the “bankruptcy provisions”);

(ix) the rendering of any judgment or decree for the payment of money in an amount (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $30.0 million or its foreign currency equivalent against the Company or a Significant Subsidiary, or jointly and severally against other Restricted Subsidiaries that are not Significant Subsidiaries but would in the aggregate constitute a Significant Subsidiary if considered as a single Person, that is not discharged, or bonded or insured by a third Person, if such judgment or decree remains outstanding for a period of 90 days following such judgment or decree and is not discharged, waived or stayed (the “judgment default provision”); or

(x) the failure of any applicable Note Guarantee by a Note Guarantor that is a Significant Subsidiary to be in full force and effect (except as contemplated by the terms thereof or of the Indenture) or the denial or disaffirmation in writing by any applicable Note Guarantor that is a Significant Subsidiary of its obligations under the Indenture or any applicable Note Guarantee, if such Default continues for 10 days.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a Default under clause (iv), (v) or (vi) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company of the Default and the Company does not cure such Default within the time specified in such clause after receipt of such notice.

If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing under the Indenture, the Trustee by notice to the Company, or the Holders of at least a majority in principal amount of the outstanding Notes by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all Notes to be due and payable. Upon the effectiveness of such a declaration, such principal and interest will be due and payable immediately.

Notwithstanding the foregoing, if an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and accrued interest on all Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee written notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, or premium (if any) or interest on, any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default occurring during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event that would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including in each case, consents obtained in connection with a tender offer or exchange offer for Notes). However, without the consent of each Holder of an outstanding Note affected thereby, no amendment or waiver may (i) reduce the principal amount of Notes whose Holders must consent to an amendment or waiver, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption of any Note, or change the date on which any Note may be redeemed as described under “— Optional Redemption” above, (v) make any Note payable in money other than that stated in such Note, (vi) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment on or with respect to such Holder’s Notes or (vii) make any change in the amendment or waiver provisions described in this sentence.

Without the consent of any Holder, the Company, the Trustee and (as applicable) any Note Guarantor may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor of the obligations of the Company or a Note Guarantor under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes, to add Guarantees with respect to the Notes, to secure the Notes, to confirm and evidence the release, termination or discharge of any Guarantee or Lien with respect to or securing the Notes when such release, termination or discharge is provided for under the Indenture, to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company, to provide for or confirm the issuance of Additional Notes, to make any change that does not materially adversely affect the rights of any Holder, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA or otherwise.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by such Holder and every subsequent Holder of all or part of the related Note. Any such Holder or subsequent holder may revoke such consent as to its Note by written notice to the Trustee or the Company, received thereby before the date on which the Company certifies to the Trustee that the Holders of the requisite principal amount of Notes have consented to such amendment or waiver. After an amendment or waiver under the Indenture becomes effective, the Company is required to mail to Holders a notice briefly describing such amendment or waiver. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment or waiver.

Defeasance

The Company at any time may terminate all its obligations under the Notes and the Indenture (“legal defeasance”), except for certain obligations, including those relating to the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate its obligations under certain covenants under the Indenture, including the covenants described under “— Certain Covenants” and “Change of Control,” the operation of the default provisions relating to such covenants described under “— Defaults” above, the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiaries and the judgment default provision described under “— Defaults” above, and the limitations contained in clauses (iii), (iv) and (v) under “— Merger and Consolidation” above (“covenant defeasance”). If the Company exercises its legal defeasance option or its covenant defeasance option, each Note Guarantor will be released from all of its obligations with respect to its applicable Note Guarantee.

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (v) (as it relates to the covenants described under “— Certain Covenants” above), (vi), (vii), (viii) (but only with respect to events of bankruptcy, insolvency or reorganization of a Subsidiary), (ix) or (x) under “— Defaults” above or because of the failure of the Company to comply with clause (iii), (iv) or (v) under “— Merger and Consolidation” above.

Either defeasance option may be exercised to any redemption date or to the maturity date for the Notes. In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations, or a combination thereof, sufficient (without reinvestment) to pay principal of, and premium (if any) and interest on, the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law since the Issue Date).

Satisfaction and Discharge

The Indenture will be discharged and cease to be of further effect as to all outstanding Notes when (i) either (a) all Notes previously authenticated and delivered (other than certain lost, stolen or destroyed Notes, and certain Notes for which provision for payment was previously made and thereafter the funds have been released to the Company) have been delivered to the Trustee for cancellation or (b) all Notes not previously delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable at their Stated Maturity within one year or (z) have been or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company; (ii) the Company has irrevocably deposited or caused to be deposited with the Trustee money, U.S. Government Obligations, or a combination thereof, sufficient (without reinvestment) to pay and discharge the entire indebtedness on the Notes not previously delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of deposit; (iii) the Company has paid or caused to be paid all other sums payable under the Indenture by the Company; and (iv) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each to the effect that all conditions precedent under the “Satisfaction and Discharge” section of the Indenture relating to the satisfaction and discharge of the Indenture have been complied with, provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (i), (ii) and (iii)).

No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders

No director, officer, employee, incorporator or stockholder of the Company, any Note Guarantor or any Subsidiary of any thereof shall have any liability for any obligation of the Company or any Note Guarantor under the Indenture, the Notes or any Note Guarantee, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Holder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Concerning the Trustee

U.S. Bank National Association is the Trustee under the Indenture and is the Registrar and Paying Agent with regard to the Notes.

The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are set forth specifically in the Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The Indenture and the TIA impose certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided that if it acquires any conflicting interest as described in the TIA, it must eliminate such conflict, apply to the SEC for permission to continue as Trustee with such conflict, or resign.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require such Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require such Holder to pay any taxes or other governmental charges required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption or purchase or to transfer or exchange any Note for a period of 15 Business Days prior to the day of the mailing of the notice of redemption or purchase. The Notes will be issued in registered form and the registered holder of a Note will be treated as the owner of such Note for all purposes.

Governing Law

The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“Acquired Indebtedness” means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case other than Indebtedness Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be Incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

“Additional Assets” means (i) any property or assets that replace the property or assets that are the subject of an Asset Disposition; (ii) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business; (iii) the Capital Stock of a Person that is engaged in a Related Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iv) Capital Stock of any Person that at such time is a Restricted Subsidiary acquired from a third party.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Asset Disposition” means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares, or (in the case of a Foreign Subsidiary) to the extent required by applicable law), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction), other than (i) a disposition to the Company or a Restricted Subsidiary, (ii) a disposition in the ordinary course of business, (iii) the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable, (iv) any Restricted Payment Transaction, (v) a disposition that is governed by the provisions described under “— Merger and Consolidation”, (vi) any Financing Disposition, (vii) any “fee in lieu” or other disposition of assets to any governmental authority or agency that continue in use by the Company or any Restricted Subsidiary, so long as the Company or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee, (viii) any exchange of like property pursuant to Section 1031 (or any successor section) of the Code, or any exchange of equipment to be used in a Related Business, (ix) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including without limitation any sale/leaseback transaction or asset securitization, (x) any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets, (xi) any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary, (xii) a disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition, (xiii) a disposition of not more than 5% of the outstanding Capital Stock of a Foreign Subsidiary that has been approved by the Board of Directors, or (xiv) any disposition or series of related dispositions for aggregate consideration not to exceed $5.0 million.

“Bank Indebtedness” means any and all amounts, whether outstanding on the Issue Date or thereafter incurred, payable under or in respect of any Credit Facility, including without limitation principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

“Board of Directors” means the board of directors or other governing body of the Company or, if the Company is owned or managed by a single entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board or governing body.

“Borrowing Base” means the sum (determined as of the end of the most recently ended fiscal quarter for which consolidated financial statements of the Company are available) of (1) 60% of Inventory of the

Company and its Restricted Subsidiaries and (2) 85% of Receivables of the Company and its Restricted Subsidiaries.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City.

“Capital Stock” of any Person means any and all shares of, rights to purchase, warrants or options for, or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The Stated Maturity of any Capitalized Lease Obligation shall be the date of the last payment of rent or any other amount due under the related lease.

“Cash Equivalents” means any of the following: (a) securities issued or fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, (b) time deposits, certificates of deposit or bankers’ acceptances of (i) any lender under the Senior Credit Agreement or (ii) any commercial bank having capital and surplus in excess of $500,000,000 and the commercial paper of the holding company of which is rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (c) commercial paper rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (d) investments in money market funds complying with the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act of 1940, as amended and (e) investments similar to any of the foregoing denominated in foreign currencies approved by the Board of Directors.

“CDR” means Clayton, Dubilier & Rice, Inc.

“CDR Fund V” means Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership, and any successor in interest thereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodities Agreements” means, in respect of a Person, any commodity futures contract, forward contract, option or similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is a party or beneficiary.

“Company” means Graphic Packaging International, Inc., a Delaware corporation, and any successor in interest thereto.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of (i) the aggregate amount of Consolidated EBITDA of the Company and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, that

(1) if since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Indebtedness that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation);

(2) if since the beginning of such period the Company or any Restricted Subsidiary has repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged any Indebtedness that is no longer outstanding on such date of determination (each, a “Discharge”) or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a Discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such Discharge had occurred on the first day of such period;

(3) if since the beginning of such period the Company or any Restricted Subsidiary shall have disposed of any company, any business or any group of assets constituting an operating unit of a business (any such disposition, a “Sale”), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to (A) the Consolidated Interest Expense attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Sale for such period (including but not limited to through the assumption of such Indebtedness by another Person) plus (B) if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such Sale;

(4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company, any business or any group of assets constituting an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction causing a calculation to be made hereunder (any such Investment or acquisition, a “Purchase”), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any related Indebtedness) as if such Purchase occurred on the first day of such period; and

(5) if since the beginning of such period any Person became a Restricted Subsidiary was merged or consolidated with or into the Company or any Restricted Subsidiary, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (2), (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Company or such Restricted Subsidiary may designate. If any Indebtedness that is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) provision for all taxes (whether or not paid, estimated or accrued) based on income, profits or capital, (ii) Consolidated Interest Expense and any Receivables Fees, (iii) depreciation, amortization (including but not limited to amortization of goodwill and intangibles and amortization and write-off of financing costs) and all other non-cash charges or non-cash losses, (iv) any expenses or charges related to any Equity Offering, Investment or Indebtedness permitted by the Indenture (whether or not consummated or incurred) and (v) the amount of any minority interest expense.

“Consolidated Interest Expense” means, for any period, (i) the total interest expense of the Company and its Restricted Subsidiaries to the extent deducted in calculating Consolidated Net Income, net of any interest income of the Company and its Restricted Subsidiaries, including without limitation any such interest expense consisting of (a) interest expense attributable to Capitalized Lease Obligations, (b) amortization of debt discount, (c) interest in respect of Indebtedness of any other Person that has been Guaranteed by the Company or any Restricted Subsidiary, but only to the extent that such interest is actually paid by the Company or any Restricted Subsidiary, (d) non-cash interest expense, (e) the interest portion of any deferred payment obligation and (f) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, plus (ii) Preferred Stock dividends paid in cash in respect of Disqualified Stock of the Company held by Persons other than the Company or a Restricted Subsidiary and minus (iii) to the extent otherwise included in such interest expense referred to in clause (i) above, Receivables Fees and amortization or write-off of financing costs, in each case under clauses (i) through (iii) as determined on a Consolidated basis in accordance with GAAP; provided that gross interest expense shall be determined after giving effect to any net payments made or received by the Company and its Restricted Subsidiaries with respect to Interest Rate Agreements.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided that there shall not be included in such Consolidated Net Income:

(i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (iii) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (ii) below) and (B) the Company’s equity in the net loss of such Person shall be included to the extent of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person;

(ii) any net income (loss) of any Restricted Subsidiary that is not a Note Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, to the Company by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to the Existing Notes, the Notes, the Existing Indentures or the Indenture and (z) restrictions in effect on the Issue Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to the Holders than such restrictions in effect on the Issue Date), except that (A) subject to the limitations contained in clause (iii) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of any dividend or distribution that was or that could have been made by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the net loss of such Restricted Subsidiary shall be included to the extent of the aggregate Investment of the Company or any of its other Restricted Subsidiaries in such Restricted Subsidiary;

(iii) any gain or loss realized upon the sale or other disposition of any asset of the Company or any Restricted Subsidiary (including pursuant to any sale/leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by the Board of Directors);

(iv) any item classified as an extraordinary, unusual or nonrecurring gain, loss or charge (including fees, expenses and charges associated with the Transactions and any acquisition, merger or consolidation after the Issue Date);

(v) the cumulative effect of a change in accounting principles;

(vi) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness;

(vii) any unrealized gains or losses in respect of Currency Agreements;

(viii) any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person;

(ix) any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards; and

(x) to the extent otherwise included in Consolidated Net Income, any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Company or any Restricted Subsidiary owing to the Company or any Restricted Subsidiary.

In the case of any unusual or nonrecurring gain, loss or charge not included in Consolidated Net Income pursuant to clause (iv) above in any determination thereof, the Company will deliver an Officer’s Certificate to the Trustee promptly after the date on which Consolidated Net Income is so determined, setting forth the nature and amount of such unusual or nonrecurring gain, loss or charge. Notwithstanding the foregoing, for the purpose of clause (a)(iii)(A) of the covenant described under “— Certain Covenants Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income, without duplication, any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers are applied by the Company to increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(iii)(C) or (D) thereof.

“Consolidated Tangible Assets” means, as of any date of determination, the total assets less the total intangible assets (including, without limitation, goodwill), in each case shown on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the most recent date for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP (and, in the case of any determination relating to any Incurrence of Indebtedness or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith); provided that for purposes of paragraph (b) of the covenant described in “— Certain Covenants Limitation on Indebtedness,” the covenant described under “— Certain Covenants Limitation on Sale of Assets and Subsidiary Stock” and the definition of “Permitted Investment,” Consolidated Tangible Assets shall not be less than $2,409.0 million.

“Consolidation” means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP; provided that “Consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in any Unrestricted Subsidiary will be accounted for as an investment. The term “Consolidated” has a correlative meaning.

“Coors Stockholders” means (i) Adolph Coors, Jr. Trust dated September 12, 1969; Augusta Coors Collbran Trust dated July 5, 1946; Bertha Coors Munroe Trust dated July 5, 1946; Grover C. Coors Trust dated August 7, 1952; Herman F. Coors Trust dated July 5, 1946; Janet H. Coors Irrevocable Trust FBO Frances M. Baker dated July 27, 1976; Janet H. Coors Irrevocable Trust FBO Frank E. Ferrin dated July 27, 1976; Janet H. Coors Irrevocable Trust FBO Joseph J. Ferrin dated July 27, 1976; Joseph Coors Trust dated December 14, 1988; Louise Coors Porter Trust dated July 5, 1946; May Kistler Coors Trust dated September 24, 1965; and Adolph Coors Foundation; (ii) a spouse or lineal descendant (whether natural or adopted), sibling, parent, heir, executor, administrator, testamentary trustee, lifetime trustee or legatee of Adolph Coors, Jr. or the Persons named in clause (i) above; (iii) any trust, the primary beneficiaries of which are named in clause (i) or (ii) above; (iv) the trustees or any Affiliates of any trust named in clause (i) or (iii) above; (v) the beneficiary or beneficiaries authorized or entitled to receive distributions from any trust named in clause (i) or (iii) above; or (vi) any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which include only the Persons named in clause (i) or (ii) above; and any of their respective successors in interest.

“Credit Facilities” means one or more of (i) the Senior Credit Facility and (ii) other facilities or arrangements designated by the Company, in each case with one or more banks or other institutions providing for revolving credit loans, term loans, receivables financings (including without limitation through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, including all agreements, instruments and documents executed and delivered pursuant to or in connection with any of the foregoing, including but not limited to any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original banks or other institutions or other banks or other institutions or otherwise, and whether provided under any original Credit Facility or one or more other credit agreements, indentures, financing agreements or other Credit Facilities or otherwise). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

“Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangements (including derivative agreements or arrangements), as to which such Person is a party or a beneficiary.

“Default” means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

“Designated Noncash Consideration” means the Fair Market Value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation.

“Disinterested Director” means, with respect to any Affiliate Transaction, a member of the Board of Directors having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of Directors shall not be deemed to have such a financial interest by reason of such member’s holding Capital Stock of the Company or Holding or any options, warrants or other rights in respect of such Capital Stock.

“Disqualified Stock” means, with respect to any Person, any Capital Stock (other than Management Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control,” or an Asset

Disposition) (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control,” or an Asset Disposition), in whole or in part, in each case on or prior to the final Stated Maturity of the Notes.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

“Equity Agreements” means, collectively, (1) the Stockholders Agreement, dated as of July 9, 2007, among Holding, the Coors Stockholders, CDR Fund V, EXOR Group S.A., Field Holdings, Inc., and the TPG Entities, (2) the Registration Rights Agreement, dated as of July 9, 2007, among Holding, the Coors Stockholders, CDR Fund V, EXOR Group S.A. Field Holdings, Inc., the TPG Entities, and the other stockholders of Holding party thereto, and (3) the Indemnification Agreement, dated as of March 27, 1996, among the Company, Holding, GPC, CDR and CDR Fund V, in each case as may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Company’s 9.50% Senior Notes Due 2017, containing terms identical in all material respects to the Initial Notes or any Initial Additional Notes (except that (i) such Exchange Notes may omit terms with respect to transfer restrictions and may be registered under the Securities Act, and (ii) certain provisions relating to an increase in the stated rate of interest thereon may be eliminated), that are issued and exchanged for (a) the Initial Notes, as provided for in a registration rights agreement relating to such Initial Notes and the Indenture, or (b) such Initial Additional Notes as may be provided in any registration rights agreement relating to such Additional Notes and the Indenture (including any amendment or supplement thereto).

“Excluded Contribution” means Net Cash Proceeds, or the Fair Market Value of property or assets, received by the Company as capital contributions to the Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company, in each case to the extent designated as an Excluded Contribution pursuant to an Officer’s Certificate of the Company and not previously included in the calculation set forth in subparagraph (a)(iii)(B)(x) of the covenant described under “— Certain Covenants — Limitation on Restricted Payments” for purposes of determining whether a Restricted Payment may be made.

“Existing Indentures” means (a) the Indenture dated as of August 8, 2003 among the Company, Wells Fargo Bank, National Association, as Trustee, and the other parties thereto relating to the Existing Senior Notes and (b) the Indenture dated as of August 8, 2003 among the Company, Wells Fargo Bank, National Association, as Trustee, and the other parties thereto relating to the Existing Senior Subordinated Notes.

“Existing Notes” means the Existing Senior Notes and the Existing Senior Subordinated Notes.

“Existing Senior Notes” means the Company’s 8.50% Senior Notes due 2011 outstanding on the Issue Date.

“Existing Senior Subordinated Notes” means the Company’s 9.50% Senior Subordinated Notes due 2013 outstanding on the Issue Date.

“Fair Market Value” means, with respect to any asset or property, the fair market value of such asset or property as determined in good faith by the Board of Directors, whose determination will be conclusive.

“Financing Disposition” means any sale, transfer, conveyance or other disposition of property or assets by the Company or any Subsidiary thereof to any Receivables Entity, or by any Receivables Subsidiary, in each case in connection with the Incurrence by a Receivables Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets.

“Foreign Subsidiary” means (a) any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and (b) any

Restricted Subsidiary of the Company that has no material assets other than securities of one or more Foreign Subsidiaries, and other assets relating to an ownership interest in any such securities or Subsidiaries.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Issue Date (for purposes of the definitions of the terms “Consolidated Coverage Ratio,” “Consolidated EBITDA,” “Consolidated Interest Expense,” “Consolidated Net Income” and “Consolidated Tangible Assets,” all defined terms in the Indenture to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions) and as in effect from time to time (for all other purposes of the Indenture), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

“GPC” means Graphic Packaging Corporation, a Delaware corporation, and any successor in interest thereto.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor Subordinated Obligations” means, with respect to a Note Guarantor, any Indebtedness of such Note Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Note Guarantor under its Note Guarantee pursuant to a written agreement.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodities Agreement.

“Holder” means the Person in whose name a Note is registered in the Note Register.

“Holding” means Graphic Packaging Holding Company, a Delaware corporation, and any successor in interest thereto.

“Holding Expenses” means (i) costs (including all professional fees and expenses) incurred by Holding or GPC in connection with its reporting obligations under, or in connection with compliance with, applicable laws or applicable rules of any governmental, regulatory or self-regulatory body or stock exchange, the Indenture or any other agreement or instrument relating to Indebtedness of the Company or any Restricted Subsidiary, including in respect of any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder, (ii) expenses incurred by GPC or Holding in connection with the acquisition, development, maintenance, ownership, prosecution, protection and defense of its intellectual property and associated rights (including but not limited to trademarks, service marks, trade names, trade dress, patents, copyrights and similar rights, including registrations and registration or renewal applications in respect thereof, inventions, processes, designs, formulae, trade secrets, know-how, confidential information, computer software, data and documentation, and any other intellectual property rights; and licenses of any of the foregoing) to the extent such intellectual property and associated rights relate to the business of the Company or any of its Subsidiaries, (iii) indemnification obligations of Holding or GPC owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person, or obligations in respect of director and officer insurance (including premiums therefor), (iv) other operational expenses of Holding or GPC incurred in the ordinary course of business, and (v) fees and expenses incurred by Holding or GPC in connection with any offering of Capital Stock or Indebtedness, (x) where the net proceeds of such offering are intended to be received by or contributed or loaned to the Company or a Restricted Subsidiary, or (y) in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned, or (z) otherwise on an interim basis prior to completion of such offering so long as Holding or GPC shall cause the amount of such expenses to be repaid to the Company or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.

“Incur” means issue, assume, enter into any Guarantee of, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(i) the principal of indebtedness of such Person for borrowed money;

(ii) the principal of obligations of such Person evidenced by bonds. debentures. notes or other similar instruments;

(iii) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed);

(iv) all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto;

(v) all Capitalized Lease Obligations of such Person;

(vi) the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock of such Person or (if such Person is a Subsidiary of the Company other than a Note Guarantor) any Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if less (or if such Capital Stock has no such fixed price), to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by the Board of Directors or the board of directors or other governing body of the issuer of such Capital Stock);

(vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination (as determined in good faith by the Company) and (B) the amount of such Indebtedness of such other Persons;

(viii) all Guarantees by such Person of Indebtedness of other Persons, to the extent so Guaranteed by such Person; and

(ix) to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time).

The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in the Indenture, or otherwise shall equal the amount thereof that would appear on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, future agreement, option agreement, swap agreement, cap agreement, collar agreement, hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is party or a beneficiary.

“Inventory” means goods held for sale or lease by a Person in the ordinary course of business, net of any reserve for goods that have been segregated by such Person to be returned to the applicable vendor for credit, as determined in accordance with GAAP.

“Investment” in any Person by any other Person means any direct or indirect advance, loan or other extension of credit (other than to customers, suppliers, directors, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “— Certain Covenants — Limitation on Restricted Payments” only, (i) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary, provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation, (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, and (iii) in each case under clause (i) or (ii) above, fair market value shall be as determined in good faith by the Board of Directors. Guarantees shall not be deemed to be Investments. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Company’s option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment; provided that to the extent that the amount of Restricted Payments outstanding at any time is so reduced by any portion of any such amount or value that would otherwise be included in the calculation of Consolidated Net Income, such portion of such amount or value shall not be so included for purposes of calculating the amount of Restricted Payments that may be made pursuant to paragraph (a) of the covenant described under “— Certain Covenants — Limitation on Restricted Payments.”

“Investors” means CDR Fund V, EXOR Group S.A., Field Holdings, Inc., the Coors Stockholders, the TPG Entities and any of their respective successors in interest.

“Issue Date” means June 16, 2009.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Management Advances” means (1) loans or advances made to directors, officers or employees of GPC, the Company or any Restricted Subsidiary (x) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, (y) in respect of moving-related expenses incurred in connection with any closing or consolidation of any facility, or (z) in the ordinary course of business and (in the case of this clause (z)) not exceeding $5.0 million in the aggregate outstanding at any time, (2) promissory notes of Management Investors acquired in connection with the issuance of Management Stock to such Management Investors, (3) Management Guarantees, or (4) other Guarantees of borrowings by Management Investors in connection with the purchase of Management Stock, which Guarantees are permitted under the covenant described under “— Certain Covenants — Limitation on Indebtedness.”

“Management Guarantees” means guarantees (x) of up to an aggregate principal amount of $10.0 million of borrowings by Management Investors in connection with their purchase of Management Stock or (y) made on behalf of, or in respect of loans or advances made to, directors, officers or employees of GPC, Holding, the Company or any Restricted Subsidiary (1) in respect of travel, entertainment and moving-related expenses incurred in the ordinary course of business, or (2) in the ordinary course of business and (in the case of this clause (2)) not exceeding $5.0 million in the aggregate outstanding at any time.

“Management Investors” means the officers, directors, employees and other members of the management of Holding, GPC, the Company or any of their respective Subsidiaries, or family members or relatives thereof, or trusts or partnerships for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company, Holding or GPC.

“Management Stock” means Capital Stock of the Company or GPC (including any options, warrants or other rights in respect thereof) held by any of the Management Investors.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition (including as a consequence of any transfer of funds in connection with the application thereof in accordance with the covenant described under “— Certain Covenants — Limitation on Sales of Assets and Subsidiary Stock”), (ii) all payments made, and all installment payments required to be made, on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, or to any other Person (other than the Company or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Disposition and (iv) any liabilities or obligations associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including without limitation pension and other post-employment benefit liabilities, liabilities related to environmental matters, and liabilities relating to any indemnification obligations associated with such Asset Disposition.

“Net Cash Proceeds,” with respect to any issuance or sale of any securities of the Company or any Subsidiary by the Company or any Subsidiary, or any capital contribution, means the cash proceeds of such issuance, sale or contribution net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result thereof.

“Note Guarantee” means a Parent Guarantee or a Subsidiary Guarantee.

“Note Guarantor” means a Parent Guarantor or a Subsidiary Guarantor.

“Notes” means the promissory notes issued pursuant to the Indenture.

“Officer” means, with respect to the Company or any other obligor upon the Notes, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Controller, the Treasurer or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity (or any other individual designated as an “Officer” for the purposes of the Indenture by the Board of Directors).

“Officer’s Certificate” means, with respect to the Company or any other obligor upon the Notes, a certificate signed by one Officer of such Person.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Permitted Holder” means any of the following: (i) any of the Investors, Management Investors, CDR, the TPG Entities and their respective Affiliates; (ii) any investment fund or vehicle managed, sponsored or advised by CDR, TPG or any Investor or Affiliate thereof, and any Affiliate of or successor to any such investment fund or vehicle; and (iii) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of Holding or the Company.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in, or consisting of, any of the following:

(i) a Restricted Subsidiary, the Company, or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

(ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

(iii) Temporary Cash Investments or Cash Equivalents;

(iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business;

(v) any securities or other Investments received as consideration in, or retained in connection with, sales or other dispositions of property or assets, including Asset Dispositions made in compliance with the covenant described under “— Certain Covenants — Limitation on Sales of Assets and Subsidiary Stock”;

(vi) securities or other Investments received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

(vii) Investments in existence or made pursuant to legally binding written commitments in existence on the Issue Date;

(viii) Currency Agreements, Interest Rate Agreements, Commodities Agreements and related Hedging Obligations, which obligations are Incurred in compliance with the covenant described under “— Certain Covenants — Limitation on Indebtedness”;

(ix) pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under the covenant described under “— Certain Covenants — Limitation on Liens”;

(x) (1) Investments in any Receivables Subsidiary, or in connection with a Financing Disposition by or to any Receivables Entity, including Investments of funds held in accounts permitted or required by the arrangements governing such Financing Disposition or any related Indebtedness, or (2) any promissory note issued by the Company, GPC or Holding, provided that if Holding or GPC receives cash from the relevant Receivables Entity in exchange for such note, an equal cash amount is contributed by Holding or GPC to the Company;

(xi) bonds secured by assets leased to and operated by the Company or any Restricted Subsidiary that were issued in connection with the financing of such assets so long as the Company or any Restricted Subsidiary may obtain title to such assets at any time by paying a nominal fee, canceling such bonds and terminating the transaction;

(xii) Notes;

(xiii) any Investment to the extent made using Capital Stock of the Company (other than Disqualified Stock), or Capital Stock of Holding or GPC, as consideration;

(xiv) Management Advances; and

(xv) other Investments in an aggregate amount outstanding at any time not to exceed 5% of Consolidated Tangible Assets.

“Permitted Liens” means:

(i) Liens for taxes, assessments or other governmental charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or a Subsidiary thereof, as the case may be, in accordance with GAAP;

(ii) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business in respect of obligations that are not overdue for a period of more than 60 days or that are bonded or that are being contested in good faith and by appropriate proceedings;

(iii) pledges, deposits or Liens in connection with workers’ compensation, unemployment insurance and other social security and other similar legislation or other insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

(iv) pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, completion guarantees, surety, judgment, appeal or performance bonds, other similar bonds, instruments or obligations, and other obligations of a like nature incurred in the ordinary course of business;

(v) easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, charges, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;

(vi) Liens existing on, or provided for under written arrangements existing on, the Issue Date, or (in the case of any such Liens securing Indebtedness of the Company or any of its Subsidiaries existing or arising under written arrangements existing on the Issue Date) securing any Refinancing Indebtedness in respect of such Indebtedness so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness;

(vii) (a) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any leased property and subordination or similar agreements relating thereto and (b) any condemnation or eminent domain proceedings affecting any real property;

(viii) Liens securing Hedging Obligations, Purchase Money Obligations or Capitalized Lease Obligations Incurred in compliance with the covenant described under “Certain Covenants Limitation on Indebtedness”;

(ix) Liens arising out of judgments, decrees, orders or awards in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

(x) Leases, subleases, licenses or sublicenses to third parties;

(xi) Liens securing (1) Indebtedness Incurred in compliance with clause (b)(i), (b)(iv), (b)(vii), (b)(viii)(E), (b)(x) or (b)(xi) of the covenant described under “Certain Covenants Limitation on

Indebtedness,” or clause (b)(iii) thereof (other than Refinancing Indebtedness Incurred in respect of Indebtedness described in paragraph (a) thereof), (2) Bank Indebtedness, (3) the Existing Notes (but only to the extent to the Notes are secured equally and ratably with the Existing Notes) and the Notes, (4) Indebtedness of any Restricted Subsidiary that is not a Note Guarantor, (5) Indebtedness or other obligations of any Receivables Entity or (6) obligations in respect of Management Advances or Management Guarantees;

(xii) Liens existing on property or assets of a Person at the time such Person becomes a Subsidiary of the Company (or at the time the Company or a Restricted Subsidiary acquires such property or assets, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary); provided, however, that such Liens are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary (or such acquisition of such property or assets), and that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

(xiii) Liens on Capital Stock or other securities of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(xiv) any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(xv) Liens securing Refinancing Indebtedness Incurred in respect of any Indebtedness secured by, or securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any other obligation secured by, any other Permitted Liens, provided that any such new Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate; and

(xvi) Liens (a) arising by operation of law (or by agreement to the same effect) in the ordinary course of business, (b) on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets, (c) on receivables (including related rights), (d) on cash set aside at the time of the incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose, (e) securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities, (f) in favor of the Company or any Subsidiary (other than Liens on property or assets of the Company in favor of any Subsidiary that is not a Note Guarantor) or (g) arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” as applied to the Capital Stock of any corporation means Capital Stock of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

“Receivable” means a right to receive payment arising from a sale or lease of goods or services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit, as determined in accordance with GAAP.

“Receivables Entity” means (x) any Receivables Subsidiary or (y) any other Person that is engaged in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts and/or other receivables, and/or related assets.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means any financing of Receivables of the Company or any Restricted Subsidiary that have been transferred to a Receivables Entity in a Financing Disposition.

“Receivables Subsidiary” means a Subsidiary of the Company that (a) is engaged solely in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and (b) is designated as a “Receivables Subsidiary” by the Board of Directors.

“Refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell or extend (including pursuant to any defeasance or discharge mechanism); and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in the Indenture shall have a correlative meaning.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refinance any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in the Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, that (1) if the Indebtedness being refinanced is Subordinated Obligations or Guarantor Subordinated Obligations, the Refinancing Indebtedness has a final Stated Maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the final Stated Maturity of the Indebtedness being refinanced (or if shorter, the Notes), (2) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus (y) fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing Indebtedness and (3) Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Note Guarantor that refinances Indebtedness of the Company that could not have been initially Incurred by such Restricted Subsidiary pursuant to the covenant described under “— Certain Covenants — Limitation on Indebtedness” or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

“Related Business” means those businesses in which the Company or any of its Subsidiaries is engaged on the date of the Indenture, or that are related, complementary, incidental or ancillary thereto or extensions, developments or expansions thereof.

“Related Taxes” means (x) any taxes, charges or assessments, including but not limited to sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments (other than federal, state or local taxes measured by income and federal, state or local withholding imposed on payments made by Holding or GPC), required to be paid by Holding or GPC by virtue of its being incorporated or having Capital

Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than the Company or any of its Subsidiaries), or being a holding company parent of the Company or receiving dividends from or other distributions in respect of the Capital Stock of the Company or any of its Subsidiaries, or having guaranteed any obligations of the Company or any Subsidiary thereof, or having made any payment in respect of any of the items for which the Company or any of its Subsidiaries is permitted to make payments to Holding or GPC pursuant to the covenant described under “— Certain Covenants — Limitation on Restricted Payments,” or acquiring, developing, maintaining, owning, prosecuting, protecting or defending its intellectual property and associated rights (including but not limited to receiving or paying royalties for the use thereof) relating to the business or businesses of the Company or any Subsidiary thereof, or (y) any other federal, state, foreign, provincial or local taxes measured by income for which Holding or GPC is liable up to an amount not to exceed, with respect to federal taxes, the amount of any such taxes that the Company and its Subsidiaries would have been required to pay on a separate company basis, or on a consolidated basis as if the Company had filed a consolidated return on behalf of an affiliated group (as defined in Section 1504 of the Code or an analogous provision of state, local or foreign law) of which it were the common parent, or with respect to state and local taxes, the amount of any such taxes that the Company and its Subsidiaries would have been required to pay on a separate company basis, or on a combined basis as if the Company had filed a combined return on behalf of an affiliated group consisting only of the Company and its Subsidiaries.

“Restricted Payment Transaction” means any Restricted Payment permitted pursuant to the covenant described under “— Certain Covenants — Limitation on Restricted Payments,” any Permitted Payment, any Permitted Investment, or any transaction specifically excluded from the definition of the term “Restricted Payment.”

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“SEC” means the United States Securities and Exchange Commission.

“Senior Credit Agreement” means the Credit Agreement, dated as of May 16, 2007, among the Company, the guarantors party thereto, the banks and other financial institutions party thereto as lenders from time to time, Bank of America, N.A., as administrative agent, and the other parties thereto, as such agreement may be amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or other credit agreements or otherwise).

“Senior Credit Facility” means the collective reference to the Senior Credit Agreement, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or one or more other credit agreements, indentures (including the Indenture) or financing agreements or otherwise). Without limiting the generality of the foregoing, the term “Senior Credit Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

“Senior Indebtedness” means any Indebtedness of the Company or any Restricted Subsidiary other than, in the case of the Company, Subordinated Obligations and, in the case of any Note Guarantor, Guarantor Subordinated Obligations.

“Significant Domestic Subsidiary” means any Domestic Subsidiary that is a Significant Subsidiary.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the Issue Date.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and its successors.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

“Subordinated Obligations” means any Indebtedness of the Company (whether outstanding on the date of the Indenture or thereafter Incurred) that is expressly subordinated in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

“Subsidiary Guarantee” means any guarantee that may from time to time be entered into by a Restricted Subsidiary of the Company pursuant to the covenant described under “— Certain Covenants — Future Note Guarantors.”

“Subsidiary Guarantor” means any Restricted Subsidiary of the Company that enters into a Subsidiary Guarantee.

“Successor Company” shall have the meaning assigned thereto in clause (i) under “— Merger and Consolidation.”

“Temporary Cash Investments” means any of the following: (i) any investment in (x) direct obligations of the United States of America or any agency or instrumentality thereof or obligations Guaranteed by the United States of America or any agency or instrumentality thereof or (y) direct obligations of any foreign country recognized by the United States of America rated at least “A” by S&P or “A-1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (ii) overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers’ acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by (x) any lender under the Senior Credit Agreement or (y) a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus aggregating in excess of $250 million (or the foreign currency equivalent thereof) and whose long term debt is rated at least “A” by S&P or “A-1” by Moody’s(or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization) at the time such Investment is made, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) or (ii) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a Person (other than of the Company or any of its Subsidiaries), with a rating at the time as of which any Investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P (or, in either case. the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (v) Investments in securities maturing not more than one year after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or

Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (vi) Preferred Stock (other than of the Company or any of its Subsidiaries) having a rating of “A” or higher by S&P or “A2” or higher by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (vii) investment funds investing 95% of their assets in securities of the type described in clauses (i)-(vi) above (which funds may also hold reasonable amounts of cash pending investment and/or distribution), (viii) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250 million (or the foreign currency equivalent thereof), or investments in money market funds complying with the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the Investment Company Act of 1940, as amended, and (ix) similar investments approved by the Board of Directors in the ordinary course of business.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-7bbbb) as in effect on the date of the Indenture.

“TPG” means TPG Capital, LP.

“TPG Entities” means TPG Bluegrass IV AIV 1, LP, TPG Bluegrass IV AIV 2, LP, TPG FOF V-A, LP, TPG FOF V-B, LP, TPG Bluegrass V AIV 1, LP, and TPG Bluegrass V AIV 2, LP.

“Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transactions” means, collectively, any or all of the following:

(a) the exchange offer and issuance of the Notes and the provision of the Parent Guarantees by the Parent Guarantors and the Subsidiary Guarantees by the Subsidiary Guarantors;

(b) the consummation of any tender offer for, or redemption and/or other acquisition or retirement of, any Existing Senior Notes; and

(c) all other transactions relating to any of the foregoing (including payment of fees and expenses related to any of the foregoing).

“Trustee” means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“Unrestricted Subsidiary” means (i) any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary, as designated by the Board of Directors in the manner provided below, and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, that (A) such designation was made at or prior to the Issue Date, or (B) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (C) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under “Certain Covenants Limitation on Restricted Payments.” The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to such designation either the Company could incur at least $1.00 of additional Indebtedness under paragraph (a) in the covenant described under “Certain Covenants Limitation on Indebtedness” or (y) the Consolidated Coverage Ratio would be greater than it was immediately prior to giving effect to such designation. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Company’s Board of Directors giving effect to such designation and an Officer’s Certificate of the Company certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligation” means (x) any security that is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under the preceding clause (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation that is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation that is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

“Voting Stock” of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

Book-Entry; Delivery and Form

The certificates representing the Notes will be issued in fully registered form without interest coupons. Upon issuance, each of the Global Notes will be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC. Upon issuance, each of the Global Notes sold in offshore transactions will be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC, for the accounts of Euroclear Bank S.A., or Euroclear, and Clearstream Banking, societe anonyme, or Clearstream.

Ownership of beneficial interests in each Global Note will be limited to participants who have accounts with DTC (“participants”) or persons who hold interests through participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

Investors may hold their interests in a Global Note directly through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such systems. On or after the 40th day following the date these notes are first issued under the Indenture, investors may also hold such interests through organizations other than Clearstream or Euroclear that are participants in the DTC system. Clearstream and Euroclear will hold interests in the Global Notes on behalf of their participants through DTC.

So long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Note for all purposes under the Indenture and the Notes. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture and, if applicable, those of Euroclear and Clearstream.

Payments of the principal of, and interest on, a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither we, the Trustee nor the Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

We expect that DTC will take any action permitted to be taken by a holder of Notes only at the direction of one or more participants to whose account the DTC interests in a Global Note is credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC will exchange the applicable Global Note for Certificated Notes, which it will distribute to its participants.

We understand that DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Although DTC, Euroclear and Clearstream are expected to follow the foregoing procedures in order to facilitate transfers of interests in a Global Note among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If DTC is at any time unwilling or unable to continue as a depository for the Global Notes and a successor depositary is not appointed by us within 90 days, we will issue Certificated Notes in exchange for the Global Notes. Holders of an interest in a Global Note may receive Certificated Notes in accordance with the DTC’s rules and procedures in addition to those provided for under the Indenture.

CERTAIN MATERIAL U. S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain material U.S. federal income tax consequences relating to the exchange of old notes for new notes in the exchange offer. This discussion does not address all tax aspects relating to the exchange nor does it address state, local or foreign tax considerations or any U.S. federal tax considerations other than U.S. federal income tax. This discussion deals only with the material U.S. federal income tax consequences to persons who hold such notes as capital assets for U.S. federal income tax purposes. This summary does not address the U.S. federal income tax consequences to any particular holder of notes and does not deal with persons who may be subject to special treatment under U.S. federal income tax laws, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, partnerships or other pass-through entities for U.S. federal income tax purposes or investors in such entities, controlled foreign corporations, passive foreign investment companies, former residents or citizens of the United States, tax-exempt organizations, individual retirement and other tax-deferred accounts, dealers in securities or currencies, holders that hold the notes as a position in a hedge, straddle, constructive sale transaction, conversion transaction, “synthetic security” or other integrated transaction for U.S. federal income tax purposes, persons whose functional currency is not the U.S. dollar, and persons subject to alternative minimum tax. The discussion is based upon the Internal Revenue Code of 1986, as amended, which we refer to as the Code, and the Treasury Regulations promulgated thereunder, and rulings and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, which change may be retroactive and may affect the tax consequences described herein. We have not and will not seek any rulings from the Internal Revenue Service (“IRS”) regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the exchange offer that are different from those discussed below.

This discussion of the material U.S. federal income tax consequences of the exchange of old notes for new notes is not tax advice. Accordingly, each investor should consult its own tax advisor as to particular tax consequences to it relating to the exchange, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable law.

Consequences of Tendering Restricted Notes

The exchange of old notes for new notes (with substantially identical terms) in the exchange offer should not be a taxable event for U.S. federal income tax purposes. Accordingly, a holder should have the same adjusted issue price, adjusted tax basis, holding period, and amount of original issue discount and acquisition premium (if any) in the new notes as it had in the old notes immediately before the exchange. The U.S. federal income tax consequences of holding and disposing of such new notes will be the same as those applicable to the old notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives new notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale until the earlier of 180 days after the closing of this exchange offer or the date on which each such broker-dealer has resold all new notes acquired by it in this exchange offer.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to this exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Until the earlier of 180 days after the closing of this exchange offer or the date on which each such broker-dealer has resold all new notes acquired by it in this exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. Pursuant to the registration rights agreement, we have agreed to pay all expenses incident to this exchange offer (including the expenses of one counsel for the holders of the notes) other than dealers’ and brokers’ discounts and commissions and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Alston & Bird LLP will pass upon certain legal matters relating to the exchange offer for the issuer.

EXPERTS

The consolidated financial statements of GPHC and subsidiaries at December 31, 2008 and for the year then ended, incorporated by reference from GPHC’s Form 10-K/A for the year ended December 31, 2008 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The financial statements as of December 31, 2007 and for each of the two years in the period ended December 31, 2007 incorporated in this registration statement by reference to the Annual Report on Form 10-K/A for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

GPHC files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any reports, statements or other information on file at the SEC’s public reference facility located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding its public facilities. GPHC’s SEC filings are available to the public from commercial document retrieval services and also available at the Internet website maintained by the SEC at http://www.sec.gov. You may also retrieve GPHC’s SEC filings at our Internet website at www.graphicpkg.com. The information contained on our website is not a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the new notes. This prospectus, which is a part of the registration statement, omits certain information included in the registration statement and its exhibits. We are “incorporating by reference” information into this prospectus. This means that we are disclosing important information by referring to another document separately filed with the SEC. This information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us.

•	Annual Report on Form 10-K of GPHC for the year ended December 31, 2008, as amended;

•	Proxy Statement of GPHC on Schedule 14A for the 2009 Annual Meeting of Stockholders;

•	Quarterly Reports on Form 10-Q of GPHC for the three-month period ended March 31, 2009 and the three- and six-month period ended June 30, 2009, each as amended; and

•	Current Reports on Form 8-K of GPHC filed February 12, 2009, March 9, 2009, May 6, 2009, May 19, 2009, May 29, 2009, June 2, 2009, June 3, 2009, June 4, 2009, June 18, 2009, July 17, 2009, August 17, 2009 and August 26, 2009.

We also incorporate by reference into this prospectus any future filings made by GPHC with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or any other information “furnished” to the SEC, unless specifically stated otherwise) after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus or the offering is otherwise terminated.

We encourage you to read the periodic and current reports of GPHC, as they provide additional information about us that prudent investors find important. You may request a copy of these filings without charge by writing to or by telephoning us at the following address:

Graphic Packaging International, Inc.
814 Livingston Court
Marietta, GA 30067
(770) 644-3000
Attention: Investor Relations Department

$425,000,000

GRAPHIC PACKAGING INTERNATIONAL, INC.
GRAPHIC PACKAGING HOLDING COMPANY
GRAPHIC PACKAGING CORPORATION

Offer to Exchange

All Outstanding 9.50% Senior Notes due 2017
issued June 16, 2009 and August 20, 2009
($425,000,000 aggregate principal amount outstanding)
for newly-issued, registered
9.50% Senior Notes Due 2017

PROSPECTUS

          , 2009

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

We maintain insurance providing for indemnification of our officers and directors, managers and members of all of the Graphic entities and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

Delaware Corporations

Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees)), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

GPHC’s certificate of incorporation provides for the indemnification of directors to the fullest extent permitted by the DGCL, except that GPHC is not obligated to indemnify a director in respect of any proceeding (or part thereof) instituted by such director, unless such proceeding has been authorized by GPHC’s board of directors or is brought by such director to recover indemnification or advancement of expenses in accordance with the procedures set forth in GPHC’s certificate of incorporation and such director is successful in whole or in part in such proceeding. In addition, as permitted by the DGCL, the certificate of incorporation provides that GPHC’s directors shall have no personal liability to GPHC or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL.

GPC’s certificate of incorporation provides for the indemnification of directors to the fullest extent permitted by the DGCL. In addition, as permitted by the DGCL, the certificate of incorporation provides that GPC’s directors shall have no personal liability to GPC or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to GPC or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.

The Company’s by-laws provide for the indemnification of all current and former directors and all current and former officers to the fullest extent permitted by the DGCL currently in effect, except that the Company is not obligated to indemnify a director, officer or employee in respect to any proceeding (or part thereof)

instituted by such person, unless such proceeding (or part thereof) has been authorized by GPHC’s board of directors. The by-laws of GPHC and GPC provide similar indemnification protections.

The above discussion of the certificates of incorporation and by-laws of GPHC, GPC and the Company and the DGCL is not intended to be exhaustive and is qualified in its entirety by such certificates of incorporation and the DGCL.

Delaware LLCs

Each of the Subsidiary Guarantors is a limited liability company organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act, or the DLLC Act, provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to the standards and restrictions, if any, set forth in its limited liability company agreement.

The limited liability company agreements of Bluegrass Container Canada Holdings, LLC, Bluegrass Flexible Packaging Company, LLC, Bluegrass Labels Company, LLC, Bluegrass Multiwall Bag Company, LLC and Field Container Queretaro (USA), L.L.C. (the “Bluegrass Entities”) (collectively, the “Bluegrass LLC Agreements”) provide that none of the members, officers or any respective affiliates or agents of the Bluegrass Entities (each, a “Bluegrass Indemnitee”) shall be liable, in damages or otherwise, to the Bluegrass Entities or their members for any act or omission performed or omitted to be performed in good faith on behalf of the applicable Bluegrass Entity and in any manner reasonably believed to be within the scope of the authority conferred on such person by the applicable Bluegrass LLC Agreement. Additionally, each Bluegrass Indemnitee shall be entitled to be indemnified and held harmless to the full extent permitted by the law, against all loss, damage or claims incurred by a Bluegrass Indemnitee in good faith on behalf of the applicable Bluegrass Entity and in a manner reasonably believed to be within the scope of the authority conferred on such person by the applicable Bluegrass LLC Agreement. Any such indemnity shall be provided out of and to the extent of the applicable Bluegrass Entity’s assets only. These rights of indemnification are in addition to any rights to which such director or officer may otherwise be entitled by contract or as a matter of law and shall extend to his successors and assigns.

The limited liability company agreements of Handschy Holdings, LLC, Handschy Industries, LLC and Riverdale Industries, LLC (the “Handschy Entities”) (collectively, the “Handschy LLC Agreements”) provide that the members and any of their respective affiliates, and the officers of the Handschy Entities (each, a “Handschy Indemnitee”) shall be entitled to be indemnified and held harmless to the full extent permitted by law from and against any loss, damage or claim suffered or sustained by such Handschy Indemnitee for any act or omission performed or omitted to be performed arising out of such Handschy Indemnitee’s activities on behalf of the applicable Handschy Entity or in furtherance of the interests of such Handschy Entity, if such acts or omissions were not performed or omitted fraudulently or in bad faith or as a result of gross negligence or willful misconduct by such Handschy Indemnitee. Any such indemnity shall be provided out of and to the extent of the applicable Handschy Entity’s assets only. These rights of indemnification are in addition to any rights to which such director or officer may otherwise be entitled by contract or as a matter of law and shall extend to his successors and assigns.

The above discussion of the Bluegrass LLC Agreements and Handschy LLC Agreements and of the DLLC Act is not intended to be exhaustive and is qualified in its entirety by the Bluegrass LLC Agreements, the Handschy LLC Agreements and the DLLC Act.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits:

Reference is made to the Index to Exhibits following the signature pages hereto, which Index to Exhibits is hereby incorporated into this item.

(b) Financial Statement Schedules:

None.

Item 22.	Undertakings

(a) Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b) Each undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on October 1, 2009.

GRAPHIC PACKAGING INTERNATIONAL, INC.

By:	/s/ Stephen A. Hellrung
Stephen A. Hellrung
Senior Vice President, General Counsel and
Secretary

POWER OF ATTORNEY

The undersigned directors and officers of Graphic Packaging International, Inc. hereby constitute and appoint Stephen A. Hellrung with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2009:

Name	Title

/s/ David W. Scheible David W. Scheible	Director, President and Chief Executive Officer (principal executive officer)

/s/ Daniel J. Blount Daniel J. Blount	Director, Senior Vice President and Chief Financial Officer (principal financial officer)

/s/ Deborah R. Frank Deborah R. Frank	Vice President and Chief Accounting Officer (principal accounting officer)

/s/ Stephen A. Hellrung Stephen A. Hellrung	Director, Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on October 1, 2009.

GRAPHIC PACKAGING HOLDING COMPANY

By:	/s/ Stephen A. Hellrung
Stephen A. Hellrung
Senior Vice President, General Counsel and
Secretary

POWER OF ATTORNEY

The undersigned directors and officers of Graphic Packaging Holding Company hereby constitute and appoint Stephen A. Hellrung with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2009:

Name	Title

/s/ David W. Scheible David W. Scheible	Director, President and Chief Executive Officer (principal executive officer)

/s/ Daniel J. Blount Daniel J. Blount	Senior Vice President and Chief Financial Officer (principal financial officer)

/s/ Deborah R. Frank Deborah R. Frank	Vice President and Chief Accounting Officer (principal accounting officer)

/s/ John R. Miller John R. Miller	Non-Executive Chairman and Director

/s/ George V. Bayly George V. Bayly	Director

/s/ G. Andrea Botta G. Andrea Botta	Director

/s/ Kevin R. Burns Kevin R. Burns	Director

Name	Title

/s/ Kevin J. Conway Kevin J. Conway	Director

/s/ Jeffrey H. Coors Jeffrey H. Coors	Director

/s/ Matthew J. Espe Matthew J. Espe	Director

/s/ Jeffrey Liaw Jeffrey Liaw	Director

/s/ Harold R. Logan, Jr. Harold R. Logan, Jr.	Director

/s/ Michael G. MacDougall Michael G. MacDougall	Director

/s/ Robert W. Tieken Robert W. Tieken	Director

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on October 1, 2009.

GRAPHIC PACKAGING CORPORATION

By:	/s/ Stephen A. Hellrung
Stephen A. Hellrung
Senior Vice President, General Counsel and
Secretary

POWER OF ATTORNEY

The undersigned directors and officers of Graphic Packaging Corporation hereby constitute and appoint Stephen A. Hellrung with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2009:

Name	Title

/s/ David W. Scheible David W. Scheible	Director, President and Chief Executive Officer (principal executive officer)

/s/ Daniel J. Blount Daniel J. Blount	Director, Senior Vice President and Chief Financial Officer (principal financial officer)

/s/ Deborah R. Frank Deborah R. Frank	Vice President and Chief Accounting Officer (principal accounting officer)

/s/ Stephen A. Hellrung Stephen A. Hellrung	Director, Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on October 1, 2009.

BLUEGRASS CONTAINER CANADA HOLDINGS, LLC

By:	/s/ Stephen A. Hellrung
Stephen A. Hellrung
Senior Vice President, General Counsel and
Secretary

POWER OF ATTORNEY

The undersigned member and officers of Bluegrass Container Canada Holdings, LLC hereby constitute and appoint Stephen A. Hellrung with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2009:

Name		Title

/s/ David W. Scheible David W. Scheible		President and Chief Executive Officer (principal executive officer)

/s/ Daniel J. Blount Daniel J. Blount		Senior Vice President and Chief Financial Officer (principal financial officer)

/s/ Deborah R. Frank Deborah R. Frank		Vice President and Chief Accounting Officer (principal accounting officer)

/s/ Stephen A. Hellrung Stephen A. Hellrung		Senior Vice President, General Counsel and Secretary

Graphic Packaging International, Inc.		Sole member

By:	/s/ Stephen A. Hellrung Stephen A. Hellrung Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on October 1, 2009.

BLUEGRASS FLEXIBLE PACKAGING COMPANY, LLC

By:	/s/ Stephen A. Hellrung
Stephen A. Hellrung
Senior Vice President, General Counsel and
Secretary

POWER OF ATTORNEY

The undersigned member and officers of Bluegrass Flexible Packaging Company, LLC hereby constitute and appoint Stephen A. Hellrung with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2009:

Name		Title

/s/ David W. Scheible David W. Scheible		President and Chief Executive Officer (principal executive officer)

/s/ Daniel J. Blount Daniel J. Blount		Senior Vice President and Chief Financial Officer (principal financial officer)

/s/ Deborah R. Frank Deborah R. Frank		Vice President and Chief Accounting Officer (principal accounting officer)

/s/ Stephen A. Hellrung Stephen A. Hellrung		Senior Vice President, General Counsel and Secretary

Graphic Packaging International, Inc.		Sole member

By:	/s/ Stephen A. Hellrung Stephen A. Hellrung Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on October 1, 2009.

BLUEGRASS LABELS COMPANY, LLC

By:	/s/ Stephen A. Hellrung
Stephen A. Hellrung
Senior Vice President, General Counsel and
Secretary

POWER OF ATTORNEY

The undersigned member and officers of Bluegrass Labels Company, LLC hereby constitute and appoint Stephen A. Hellrung with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2009:

Name		Title

/s/ David W. Scheible David W. Scheible		President and Chief Executive Officer (principal executive officer)

/s/ Daniel J. Blount Daniel J. Blount		Senior Vice President and Chief Financial Officer (principal financial officer)

/s/ Deborah R. Frank Deborah R. Frank		Vice President and Chief Accounting Officer (principal accounting officer)

/s/ Stephen A. Hellrung Stephen A. Hellrung		Senior Vice President, General Counsel and Secretary

Graphic Packaging International, Inc.		Sole member

By:	/s/ Stephen A. Hellrung Stephen A. Hellrung Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on October 1, 2009.

BLUEGRASS MULTIWALL BAG COMPANY, LLC

By:	/s/ Stephen A. Hellrung
Stephen A. Hellrung
Senior Vice President, General Counsel and
Secretary

POWER OF ATTORNEY

The undersigned member and officers of Bluegrass Multiwall Bag Company, LLC hereby constitute and appoint Stephen A. Hellrung with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2009:

Name		Title

/s/ David W. Scheible David W. Scheible		President and Chief Executive Officer (principal executive officer)

/s/ Daniel J. Blount Daniel J. Blount		Senior Vice President and Chief Financial Officer (principal financial officer)

/s/ Deborah R. Frank Deborah R. Frank		Vice President and Chief Accounting Officer (principal accounting officer)

/s/ Stephen A. Hellrung Stephen A. Hellrung		Senior Vice President, General Counsel and Secretary

Graphic Packaging International, Inc.		Sole member

By:	/s/ Stephen A. Hellrung Stephen A. Hellrung Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on October 1, 2009.

FIELD CONTAINER QUERETARO (USA), L.L.C.

By:	/s/ Stephen A. Hellrung
Stephen A. Hellrung
Senior Vice President, General Counsel and
Secretary

POWER OF ATTORNEY

The undersigned member and officers of Field Container Queretaro (USA), L.L.C. hereby constitute and appoint Stephen A. Hellrung with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2009:

Name		Title

/s/ David W. Scheible David W. Scheible		President and Chief Executive Officer (principal executive officer)

/s/ Daniel J. Blount Daniel J. Blount		Senior Vice President and Chief Financial Officer (principal financial officer)

/s/ Deborah R. Frank Deborah R. Frank		Vice President and Chief Accounting Officer (principal accounting officer)

/s/ Stephen A. Hellrung Stephen A. Hellrung		Senior Vice President, General Counsel and Secretary

Graphic Packaging International, Inc.		Sole member

By:	/s/ Stephen A. Hellrung Stephen A. Hellrung Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on October 1, 2009.

HANDSCHY HOLDINGS, LLC

By:	/s/ Stephen A. Hellrung
Stephen A. Hellrung
Senior Vice President, General Counsel and
Secretary

POWER OF ATTORNEY

The undersigned member and officers of Handschy Holdings, LLC hereby constitute and appoint Stephen A. Hellrung with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2009:

Name		Title

/s/ David W. Scheible David W. Scheible		President and Chief Executive Officer (principal executive officer)

/s/ Daniel J. Blount Daniel J. Blount		Senior Vice President and Chief Financial Officer (principal financial officer)

/s/ Deborah R. Frank Deborah R. Frank		Vice President and Chief Accounting Officer (principal accounting officer)

/s/ Stephen A. Hellrung Stephen A. Hellrung		Senior Vice President, General Counsel and Secretary

Graphic Packaging International, Inc.		Sole member

By:	/s/ Stephen A. Hellrung Stephen A. Hellrung Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on October 1, 2009.

HANDSCHY INDUSTRIES, LLC

By:	/s/ Stephen A. Hellrung
Stephen A. Hellrung
Senior Vice President, General Counsel and
Secretary

POWER OF ATTORNEY

The undersigned member and officers of Handschy Industries, LLC hereby constitute and appoint Stephen A. Hellrung with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2009:

Name		Title

/s/ David W. Scheible David W. Scheible		President and Chief Executive Officer (principal executive officer)

/s/ Daniel J. Blount Daniel J. Blount		Senior Vice President and Chief Financial Officer (principal financial officer)

/s/ Deborah R. Frank Deborah R. Frank		Vice President and Chief Accounting Officer (principal accounting officer)

/s/ Stephen A. Hellrung Stephen A. Hellrung		Senior Vice President, General Counsel and Secretary

Handschy Holdings, LLC		Sole member

By:	/s/ Stephen A. Hellrung Stephen A. Hellrung Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on October 1, 2009.

RIVERDALE INDUSTRIES, LLC

By:	/s/ Stephen A. Hellrung
Stephen A. Hellrung
Senior Vice President, General Counsel and
Secretary

POWER OF ATTORNEY

The undersigned member and officers of Riverdale Industries, LLC hereby constitute and appoint Stephen A. Hellrung with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2009:

Name		Title

/s/ David W. Scheible David W. Scheible		President and Chief Executive Officer (principal executive officer)

/s/ Daniel J. Blount Daniel J. Blount		Senior Vice President and Chief Financial Officer (principal financial officer)

/s/ Deborah R. Frank Deborah R. Frank		Vice President and Chief Accounting Officer (principal accounting officer)

/s/ Stephen A. Hellrung Stephen A. Hellrung		Senior Vice President, General Counsel and Secretary

Handschy Industries, LLC		Sole member

By:	/s/ Stephen A. Hellrung Stephen A. Hellrung Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.		Description of Exhibit

3	.1*	Certificate of Incorporation of Graphic Packaging International, Inc. (incorporated by reference from the Registration Statement on Form S-4 of Graphic Packaging International, Inc. (File No. 333-110597), filed on November 19, 2003 as Exhibit 3.1)
3.2		Amended and Restated By-Laws of Graphic Packaging International, Inc.
4	.1*	Indenture, dated June 16, 2009, among Graphic Packaging International, Inc., the guarantors named therein and U.S. Bank National Association, as Trustee (incorporated by reference from the Current Report on Form 8-K of Graphic Packaging Holding Company, filed on June 18, 2009 as Exhibit 4.1)
4	.2*	Supplemental Indenture, dated August 20, 2009, among Graphic Packaging International, Inc., the guarantors named therein and U.S. Bank National Association, as Trustee (incorporated by reference from the Current Report on Form 8-K of Graphic Packaging Holding Company, filed on August 26, 2009 as Exhibit 4.1)
4	.3*	Registration Rights Agreement, dated June 16, 2009, among Graphic Packaging International, Inc., the guarantors named therein and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Goldman, Sachs & Co. (incorporated by reference from the Current Report on Form 8-K of Graphic Packaging Holding Company, filed on June 18, 2009 as Exhibit 4.2)
4	.4*	Registration Rights Agreement, dated August 20, 2009, among Graphic Packaging International, Inc., the guarantors named therein and Banc of America Securities LLC (incorporated by reference from the Current Report on Form 8-K of Graphic Packaging Holding Company, filed on August 26, 2009 as Exhibit 4.2)
5.1		Opinion of Alston & Bird LLP
12.1		Statement of the Computation of the Ratio of Earnings to Fixed Charges
21.1		Subsidiaries of Graphic Packaging International, Inc.
23.1		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2		Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23.3		Consent of Alston & Bird LLP (included in Exhibit 5.1)
24.1		Power of Attorney for the Directors and Officers of Graphic Packaging International, Inc. (included on its signature page to this Registration Statement)
24.2		Power of Attorney for the Directors and Officers of Graphic Packaging Holding Company (included on its signature page to this Registration Statement)
24.3		Power of Attorney for the Directors and Officers of Graphic Packaging Corporation (included on its signature page to this Registration Statement)
24.4		Powers of Attorney for the Member and Officers of Bluegrass Container Canada Holdings, LLC (included on its signature page to this Registration Statement)
24.5		Powers of Attorney for the Member and Officers of Bluegrass Flexible Packaging Company, LLC (included on its signature page to this Registration Statement)
24.6		Powers of Attorney for the Member and Officers of Bluegrass Labels Company, LLC (included on its signature page to this Registration Statement)
24.7		Powers of Attorney for the Member and Officers of Bluegrass Multiwall Bag Company, LLC (included on its signature page to this Registration Statement)
24.8		Powers of Attorney for the Member and Officers of Field Container Queretaro (USA), L.L.C. (included on its signature page to this Registration Statement)
24.9		Powers of Attorney for the Member and Officers of Handschy Holdings, LLC (included on its signature page to this Registration Statement)
24.10		Powers of Attorney for the Member and Officers of Handschy Industries, LLC (included on its signature page to this Registration Statement)
24.11		Powers of Attorney for the Member and Officers of Riverdale Industries, LLC (included on its signature page to this Registration Statement)
25.1		Statement of Eligibility of Trustee on Form T-1
99.1		Form of Letter of Transmittal
99.2		Form of Notice of Guaranteed Delivery

*	Asterik indicates exhibits incorporated by reference.